Filed pursuant to Rule 424(b)(5)

Registration No. 333-238301

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common shares of beneficial interest, $.01 par value	$100,000,000	$5,255.91

(1)

Calculated pursuant to Rule 457(o) under the Securities Act.  Payment of the registration fee at the time of filing of the Registrant’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission on May 15, 2020 (File No. 333-238301), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

(2)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the $12,980 due under this Registration Statement by $7,724.09 of unused fees that were paid with respect to $76,703,973 of the Registrant’s unsold securities previously registered on Registration Statement No. 333-208264, filed November 30, 2015 and declared effective on December 22, 2015. As a result, a filing fee of $5,255.91 is being paid herewith.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 15, 2020)

$100,000,000

UHT

Universal Health Realty Income Trust

Common Shares of Beneficial Interest

On June 8, 2020, we entered into an ATM Equity Offering Sales Agreement, or the sales agreement, with BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (collectively, the Agents), and, as applicable, the relevant Forward Purchasers (as defined below), relating to our common shares of beneficial interest, $.01 par value, or common shares. In accordance with the terms of the sales agreement, on or after the date of this prospectus supplement, we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time to or through the Agents as our sales agents or as principals, pursuant to this prospectus supplement and the accompanying prospectus.

The sales agreement contemplates that, in addition to the issuance and sale by us of our common shares to or through the Agents as our sales agents or as principals, we may enter into one or more separate forward sale agreements (each, together with any related pricing supplement, a “forward sale agreement,” and, collectively, the “forward sale agreements”) with BofA Securities, Inc., Credit Agricole Securities (USA) Inc., or their respective affiliates (in such capacity, each, a “Forward Purchaser,” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the mutually accepted placement notice related to such forward sale agreement, will attempt to borrow and sell, through the relevant Agent, acting as agent for such Forward Purchaser, our common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller,” and, collectively, the “Forward Sellers”. Each Forward Purchaser will be either one of the Agents named in the first sentence of this paragraph or an affiliate of one of those Agents, and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent that is acting in its capacity as Forward Purchaser. We will not initially receive any proceeds from any sale of borrowed common shares of the Trust that may be sold through a Forward Seller.

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe common shares to the relevant Forward Purchaser. See “Plan of Distribution”.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices. The applicable Agent, as our sales agent or as a Forward Seller, will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase our common shares, under the terms and subject to the conditions set forth in the sales agreement. We may instruct any Agent, as our sales agent or as a Forward Seller, not to sell our common shares if the sales cannot be effected at or above the price designated by us in any placement notice. We or any of the Agents may suspend the offering of our common shares at any time upon proper notice and subject to other conditions.

We also may sell our common shares to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common shares to any of the Agents, as principal, we will enter into a separate terms agreement with such Agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

We will pay each of the Agents acting as our sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of common shares sold through it as our agent under the sales agreement. The compensation to each Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed common shares sold through such Forward Seller, during the applicable forward hedge selling period for such common shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period). See “Plan of Distribution” and “Use of Proceeds” in this prospectus supplement.

None of the Agents, whether acting as our sales agent or as a Forward Seller, is required to sell any specific number or dollar amount of our common shares but each will use its reasonable efforts, as our sales agent or as a Forward Seller, and subject to the terms of the sales agreement, to sell the common shares offered as instructed by us (if acting as our sales agent) and all the common shares borrowed by the relevant Forward Purchaser pursuant to the sales agreement (if acting as a Forward Seller). The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common shares subject to the sales agreement (including common shares sold by us to or through the Agents and borrowed common shares sold through the Forward Sellers) or (2) termination of the sales agreement.

Our common shares are listed on the NYSE under the symbol “UHT.” The last reported sale price of our common shares on the NYSE on June 5, 2020 was $101.86 per share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement and the matters discussed in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the common shares or passed on the adequacy or accuracy of this prospectus supplement and the prospectus to which it relates. Any representation to the contrary is a criminal offense.

To preserve our status as a real estate investment trust, or REIT, for federal income tax purposes, we impose certain restrictions on ownership of our common shares. See “Description of the Trust’s Shares of Beneficial Interest—Redemption and Business Combination Provisions” in the accompanying prospectus.

BofA Securities		Credit Agricole CIB
Fifth Third Securities	SunTrust Robinson Humphrey	Wells Fargo Securities

The date of this prospectus supplement is June 8, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

- S-i -

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making a decision about whether to invest in our common shares. We have not, and the Agents and the Forward Purchasers have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. The description set forth in this prospectus supplement replaces and supplements, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the common shares and are not soliciting an offer to buy the common shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

- S-ii -

About This Prospectus Supplement and the Prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale from time to time of our common shares pursuant to the sales agreement and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about the securities we may offer from time to time, some of which does not apply to the common shares we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation by Reference.”

All references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” and the “Trust” refer to Universal Health Realty Income Trust. In this prospectus supplement and the accompanying prospectus, the term “revenues” does not include the revenues of the unconsolidated limited liability companies (“LLCs”) or limited partnerships (“LPs”) in which we have various non-controlling equity interests ranging from 33% to 95%. As of March 31, 2020, we had investments in five jointly-owned LLCs/LPs (including one under construction which is scheduled to be completed in late 2020). Our share of the income/loss from our investments in these LLCs/LPs is included in our financial statements for all periods presented on an unconsolidated basis pursuant to the equity method, since they are not variable interest entities for which we are the primary beneficiary, nor do we hold a controlling voting interest.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein that are not historical factual statements are “forward-looking statements” that reflect our estimates, expectations and projections about our future results, performance, prospects and opportunities. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks referred to under “Risk Factors” below, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in our Annual Report on Form 10‑K for the year ended December 31, 2019 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements and Certain Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus supplement that are deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such factors include, among other things, the following:

•

future operations and financial results of our tenants, and in turn ours, will likely be materially impacted by numerous factors and future developments related to COVID-19. Such factors and developments include, but are not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated by the operators of our hospitals and other healthcare facilities; measures our tenants are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation, including travel bans and restrictions, shelter-in-place or stay-at-home orders, quarantines, the promotion of social distancing, business shutdowns and limitations on business activity; changes in patient volumes at our tenants’ hospitals and other healthcare facilities due to patients’ general concerns related to the risk of contracting COVID-19 from interacting with the healthcare system; the impact of stimulus on the health care industry and our tenants; changes in patient volumes and payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to clinical staffing and shortages and disruptions related to supplies required for our tenants’ employees and patients, including equipment, pharmaceuticals and medical supplies, particularly personal protective equipment, or PPE; potential increases to expenses incurred by our tenants related to staffing, supply chain or other expenditures; the impact of our indebtedness and the ability to refinance such indebtedness on acceptable terms; disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact our ability to access capital or increase associated borrowing costs; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic, including increased unemployment and underemployment levels and reduced consumer spending and confidence. There may be significant declines in future bonus rental revenue earned on our hospital properties leased to subsidiaries of Universal Health Services, Inc. (“UHS”) to the extent that each hospital continues to experience significant decline in patient volumes and revenues. We believe that the underlying businesses operated by certain of our other tenants are either temporarily closed entirely or operating at substantially reduced hours. These factors may result in the inability or unwillingness on the part of some of our tenants to make timely payment of their rent to us at current levels or to seek to amend or terminate their leases which, in turn, would have an adverse effect on our occupancy levels and our revenue and cash flow and the value of our properties, and potentially, our ability to maintain our dividend at current levels;
•

due to COVID-19 restrictions and its impact on the economy, we may experience a decrease in prospective tenants which could unfavorably impact the volume of new leases, as well as the renewal rate of existing leases. The COVID-19 pandemic may delay our construction projects which could result in increased costs and delay the timing of opening and rental payments from those projects, although no such delays have yet occurred. The COVID-19 pandemic could also impact our indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our financial results during 2020, but developments related to the COVID-19 pandemic are likely to have a material adverse impact on our future financial results;

•

recent legislation, including the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and the Paycheck Protection Program and Health Care Enhancement Act (“PPPHCE Act”), has provided funding to hospitals and other healthcare providers to assist them during the COVID-19 pandemic. There is a high degree of uncertainty surrounding the implementation of the CARES Act and the PPPHCE Act, and the federal government may consider additional stimulus and relief efforts, but we are unable to predict whether additional stimulus measures will be enacted or their impact. The Centers for Medicare and Medicaid Services continues to adjust its guidance regarding compliance requirements for receipt of funding, and we unable to predict whether changes to guidance or future enforcement efforts will result in regulatory scrutiny or the return of funds received. There can be no assurance as to the total amount of financial and other types of assistance our tenants will receive under the CARES Act and the PPPHCE Act, and it is difficult to predict the impact of such legislation on our tenants’ operations or how they will affect operations of our tenants’ competitors. Moreover, we are unable to assess the extent to which anticipated negative impacts on our tenants (and, in turn, us) arising from the COVID-19 pandemic will be offset by amounts or benefits received or to be received under the CARES Act and the PPPHCE Act;

•

a substantial portion of our revenues are dependent upon one operator, UHS, which comprised approximately 31%, 30% and 32% of our consolidated revenues for the years ended December 31, 2019, 2018 and 2017, and approximately 32% and 31% of our consolidated revenues for the three-month periods ended March 31, 2020 and 2019, respectively. We cannot assure you that subsidiaries of UHS will renew the leases on our three acute care hospitals (two of which are scheduled to expire in December 2021 and one of which is scheduled to expire in December 2026) and two FEDs at existing lease rates or fair market value lease rates. In addition, if subsidiaries of UHS exercise their options to purchase the respective leased hospital facilities and FEDs upon expiration of the lease terms, our future revenues and results of operations could decrease if we were unable to earn a favorable rate of return on the sale proceeds received, as compared to the rental revenue currently earned pursuant to these leases;

•

in certain of our markets, the general real estate market has been unfavorably impacted by increased competition/capacity and decreases in occupancy and rental rates which may adversely impact our operating results and the underlying value of our properties;

•

a number of legislative initiatives have recently been passed into law that may result in major changes in the health care delivery system on a national or state level to the operators of our facilities, including UHS. No assurances can be given that the implementation of these new laws will not have a material adverse effect on the business, financial condition or results of operations of our operators;

•

the potential indirect impact of the Tax Cuts and Jobs Act of 2017, signed into law on December 22, 2017, which makes significant changes to corporate and individual tax rates and calculation of taxes,

which could potentially impact our tenants and jurisdictions, both positively and negatively, in which we do business, as well as the overall investment thesis for REITs;
•	a subsidiary of UHS is our Advisor and our officers are all employees of a wholly-owned subsidiary of UHS, which may create the potential for conflicts of interest;
•

the COVID-19 pandemic has adversely impacted UHS, of which our Advisor is a wholly owned subsidiary, and is likely to further adversely impact UHS, its employees, patients, vendors and supply chain partners, and financial institutions, which could have a material adverse effect on UHS’ business, results of operations and financial condition. In an effort to slow the spread of the disease, most state and local governments have mandated general “shelter-in-place” orders or other similar restrictions that require social distancing and that have closed or limited non-essential business activities. The extent to which the COVID-19 pandemic and measures taken in response thereto impact UHS’ business, results of operations and financial condition will depend on numerous factors and future developments. The ultimate impact of the COVID-19 pandemic on UHS is highly uncertain and subject to change. UHS is not able to fully quantify the impact that these factors will have on its future financial results, but expect developments related to the COVID-19 pandemic to materially affect its financial performance in 2020. Even after the COVID-19 outbreak has subsided, UHS may continue to experience materially adverse impacts on its financial condition and its results of operations as a result of the macroeconomic impact of COVID-19, including any recession that has occurred or may occur in the future, and many known risks of its business may be heightened;

•

lost revenues resulting from the exercise of purchase options, lease expirations and renewals and other restructuring (see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Hospital Leases in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, incorporated by reference in this prospectus, for additional disclosure related to lease expirations and subsequent vacancies that occurred during the second and third quarters of 2019 on two hospital facilities that, on a combined basis, comprised approximately 2% of our consolidated revenues during each of the years ended December 31, 2018 and 2017);

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund future growth of our business;
•

the outcome and effects of known and unknown litigation, government investigations, and liabilities and other claims asserted against us, UHS or the other operators of our facilities. UHS and its subsidiaries are subject to pending legal actions, purported shareholder class actions and shareholder derivative cases, governmental investigations and regulatory actions and the effects of adverse publicity relating to such matters. Since UHS comprised approximately 32% and 31% of our consolidated revenues during the three-month periods ended March 31, 2020 and 2019, respectively, and since a subsidiary of UHS is our Advisor, you are encouraged to obtain and review the disclosures contained in the Legal Proceedings section of UHS’ Forms 10-Q and 10-K, as publicly filed with the SEC. Those filings are the sole responsibility of UHS and are not incorporated by reference herein;

•

failure of UHS or the other operators of our hospital facilities to comply with governmental regulations related to the Medicare and Medicaid licensing and certification requirements could have a material adverse impact on our future revenues and the underlying value of the property;

•

the potential unfavorable impact on our business of the deterioration in national, regional and local economic and business conditions, including a further worsening of credit and/or capital market conditions, which may adversely affect our ability to obtain capital which may be required to fund the future growth of our business and refinance existing debt with near term maturities;

•

a continuation in the deterioration in general economic conditions which has resulted in increases in the number of people unemployed and/or insured and likely increase the number of individuals without health insurance; as a result, the operators of our facilities may experience decreases in patient volumes which could result in decreased occupancy rates at our medical office buildings;

•

a continuation of the worsening of the economic and employment conditions in the United States will likely materially affect the business of our operators, including UHS, which will likely unfavorably impact our future bonus rentals (on the UHS hospital facilities) and may potentially have a negative impact on the future lease renewal terms and the underlying value of the hospital properties;

•

real estate market factors, including without limitation, the supply and demand of office space and market rental rates, changes in interest rates as well as an increase in the development of medical office condominiums in certain markets;

•	the impact of property values and results of operations of severe weather conditions, including the effects of hurricanes;
•	government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs;
•

the issues facing the health care industry that affect the operators of our facilities, including UHS, such as: changes in, or the ability to comply with, existing laws and government regulations; unfavorable changes in the levels and terms of reimbursement by third party payors or government programs, including Medicare (including, but not limited to, the potential unfavorable impact of future reductions to Medicare reimbursements resulting from the Budget Control Act of 2011, as discussed in the next bullet point below) and Medicaid (most states have reported significant budget deficits that have, in the past, resulted in the reduction of Medicaid funding to the operators of our facilities, including UHS); demographic changes; the ability to enter into managed care provider agreements on acceptable terms; an increase in uninsured and self-pay patients which unfavorably impacts the collectability of patient accounts; decreasing in-patient admission trends; technological and pharmaceutical improvements that may increase the cost of providing, or reduce the demand for, health care, and; the ability to attract and retain qualified medical personnel, including physicians;

•

pending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. The Bipartisan Budget Act of 2015, enacted on November 2, 2015, continued the 2% reductions to Medicare reimbursement imposed under the Budget Control Act of 2011. The CARES Act temporarily eliminates the 2% Medicare sequestration cuts from May 1, 2020 to December 31, 2020 but further extends these reductions through 2030. We cannot predict whether Congress will further restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward. We also cannot predict the effect these enactments will have on the operators of our properties (including UHS), and thus, our business;

•

an increasing number of legislative initiatives have been passed into law that may result in major changes in the health care delivery system on a national or state level. Legislation has been enacted that has eliminated the penalty for failing to maintain health coverage that was part of the original Patient Protection and Affordable Care Act (the “ACA”) and Healthcare and Education Reconciliation Act of 2010 (collectively referred to as the “Legislation”). President Trump has already taken executive actions: (i) requiring all federal agencies with authorities and responsibilities under the Legislation to “exercise all authority and discretion available to them to waiver, defer, grant exemptions from, or delay” parts of the Legislation that place “unwarranted economic and regulatory burdens” on states, individuals or health care providers; (ii) the issuance of a final rule in June, 2018 by the Department of Labor to enable the formation of association health plans that would be exempt from certain Legislation requirements such as the provision of essential health benefits; (iii) the issuance of a final rule in August, 2018 by the Department of Labor, Treasury, and Health and Human Services to expand the availability of short-term, limited duration health insurance, (iv) eliminating cost-sharing reduction payments to insurers that would otherwise offset deductibles and other out-of-pocket expenses for health plan enrollees at or below 250 percent of the federal poverty level; (v) relaxing requirements for state innovation waivers that could reduce enrollment in the individual and small group markets and lead to additional enrollment in short-term, limited duration insurance and association health plans; (vi) the issuance of a final rule in June, 2019 by the Departments of Labor, Treasury, and Health and Human Services that would incentivize the use of health reimbursement arrangements by employers to permit employees to purchase health insurance in the individual market; and (vii) directing the issuance of federal rulemaking by executive agencies to increase transparency of healthcare price and quality information. The uncertainty resulting from these Executive Branch policies has led to reduced Exchange enrollment in 2018 and 2019 and is expected to further worsen the individual and small group market risk pools in future years. It is also anticipated that these and future policies may create additional cost and reimbursement pressures on hospitals, including ours. In addition, while attempts to repeal the entirety of the ACA have not been successful to date, a key provision of the ACA was repealed as part of the Tax Cuts and Jobs Act and on December 14, 2018, a federal U.S. District Court Judge in Texas ruled the entire ACA is unconstitutional. That ruling was stayed and has been appealed. On December 18, 2019, the 5th Circuit Court of Appeals voted 2-1 to strike down the ACA individual mandate as unconstitutional and sent the case back to the U.S. District Court in Texas to determine which ACA provisions should be stricken with the mandate. On March 2, 2020, the Supreme Court agreed to hear, during the 2020-2021 term, two consolidated cases, filed by the State of California and the United States House of Representatives, asking the Supreme Court to review the ruling by the U.S. Court of Appeals for the Fifth Circuit holding the ACA’s individual mandate unconditional and to review whether, if the mandate is unconstitutional, it can be separated from the rest of the ACA. We are unable to predict the final outcome of this matter, which has caused greater uncertainty regarding the future status of the ACA. If all or any parts of the ACA are ultimately found to be unconstitutional, it could have a material adverse effect on the business, financial condition and results of operations of the operators of our properties, and, thus, our business;

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there can be no assurance that if any of the announced or proposed changes described above are implemented there will not be negative financial impact on the operators of our hospitals, which material effects may include a potential decrease in the market for health care services or a decrease in the ability of the operators of our hospitals to receive reimbursement for health care services provided which could result in a material adverse effect on the financial condition or results of operations of the operators of our properties, and, thus, our business;

•

competition for properties include, but are not limited to, other REITs, private investors and firms, banks and other companies, including UHS. In addition, we may face competition from other REITs for our tenants;

•

the operators of our facilities face competition from other health care providers, including physician owned facilities and other competing facilities, including certain facilities operated by UHS but the real property of which is not owned by us. Such competition is experienced in markets including, but not limited to, McAllen, Texas, the site of our McAllen Medical Center, a 370-bed acute care hospital, and Riverside County, California, the site of our Southwest Healthcare System-Inland Valley Campus, a 130-bed acute care hospital;

•	changes in, or inadvertent violations of, tax laws and regulations and other factors than can affect REITs and our status as a REIT;
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the individual and collective impact of the changes made by the CARES Act on REITs and their security holders are uncertain and may not become evident for some period of time; it is also possible additional legislation could be enacted in the future as a result of the COVID-19 pandemic which may affect the holders of our securities;

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should we be unable to comply with the strict income distribution requirements applicable to REITs, utilizing only cash generated by operating activities, we would be required to generate cash from other sources which could adversely affect our financial condition;

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our ownership interest in five LLCs/LPs in which we hold non-controlling equity interests. In addition, pursuant to the operating and/or partnership agreements of the four LLCs/LPs in which we continue to hold non-controlling ownership interests, the third-party member and the Trust, at any time, potentially subject to certain conditions, have the right to make an offer (“Offering Member”) to the other member(s) (“Non-Offering Member”) in which it either agrees to: (i) sell the entire ownership interest of the Offering Member to the Non-Offering Member at a price as determined by the Offering Member (“Transfer Price”), or; (ii) purchase the entire ownership interest of the Non-Offering Member at the equivalent proportionate Transfer Price. The Non-Offering Member has 60 to 90 days to either: (i) purchase the entire ownership interest of the Offering Member at the Transfer Price, or; (ii) sell its entire ownership interest to the Offering Member at the equivalent proportionate Transfer Price. The closing of the transfer must occur within 60 to 90 days of the acceptance by the Non-Offering Member;

•	fluctuations in the value of our common shares;
•	risks related to any forward sale agreements, including our intention to physically settle any forward sale agreements and the Trust’s intended use of proceeds; and
•	other factors referenced in this prospectus supplement or in our other filings with the SEC.

Given these uncertainties, risks and assumptions, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition, including the operating results of our lessees and the facilities leased to subsidiaries of UHS, could differ materially from those expressed in, or implied by, the forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Prospectus Supplement Summary

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is a summary, it may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk Factors” beginning on page 12 of this prospectus supplement and beginning on page 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and beginning on page 34 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, risks we disclose in future filings with the SEC, as well as our financial statements and the notes thereto contained in our annual and quarterly reports, before making an investment decision.

The Trust

We are a real estate investment trust (“REIT”) that commenced operations in 1986. We invest in healthcare and human service related facilities including acute care hospitals, behavioral health care hospitals, specialty hospitals, free-standing emergency departments (“FEDs”), childcare centers and medical/office buildings (“MOBs”). As of April 30, 2020, we had seventy-one real estate investments or commitments located in twenty states consisting of:

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seven hospital facilities consisting of three acute care, one behavioral health care (under construction as of that date), one rehabilitation (vacant as of that date) and two sub-acute (one of which was vacant as of that date);

•	four FEDs;
•	fifty-six medical/office buildings, including five owned by unconsolidated LLCs/LPs, one of which was under construction as of that date; and
•	four preschool and childcare centers.

Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and our telephone number is (610) 265-0688. Our website is located at www.uhrit.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

The Trust’s Relationship to UHS

We lease a substantial amount of our property to, and a substantial portion of our revenues are dependent upon, Universal Health Services, Inc. (“UHS”). UHS’ principal business is owning and operating, through its subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of March 31, 2020, UHS owned and/or operated 357 inpatient facilities and 42 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom and Puerto Rico.

Services provided by UHS’ hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. UHS provides capital resources as well as a variety of management services to its facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about us and our relationship to UHS, you should refer to the information under the heading “Incorporation of Documents by Reference.”

Recent Developments

COVID-19.  The COVID-19 pandemic began to significantly impact the United States in mid-March, 2020. As a result of various policies implemented by the federal and state governments, and varying by individual state, many non-essential businesses in the nation were closed. With the exception of the operators of our four preschool and childcare centers, we believe that most of the tenants occupying our hospitals, MOBs and ambulatory care centers have, since mid-March, been permitted to continue operating in their own discretion.

However, patient volumes at our three acute care hospitals, and likely at our other healthcare properties including the MOBs and ambulatory care centers, were significantly reduced during the second half of March as a result of COVID-19. These significant reductions to patient volumes experienced at our three acute care hospitals, and likely at our other healthcare facilities, continued through May 2020. We believe that the adverse impact that COVID-19 will have on the future operations and financial results of our tenants, and in turn ours, will depend upon many factors, most of which are beyond our, or our tenants’, ability to control or predict.

Below is information detailing the rentable square feet (“RSF”) of our properties based upon property type. This information is being provided as a means of summarizing the underlying nature of the businesses operated in these properties as well as certain other information. The RSF data as presented in the table is as of March 31, 2020.  The information related to the tenants’ businesses, and as disclosed in footnotes 2 and 3, is presented as of June 3, 2020.

	Number of Properties	Total RSF	RSF Under Lease	Percentage of RSF Under Lease	Tenants' Businesses Currently Operating? (4)
Hospital Properties aggregate(1)	6	1,045,836	898,696	86%
Medical Office Buildings aggregate	55	2,590,467	2,165,626	84%	Various (2)
Ambulatory Care Centers aggregate	4	58,551	58,551	100%	Yes
Preschool/Childcare Centers aggregate	4	32,561	32,561	100%	No (3)
Total portfolio	69	3,727,415	3,155,434	85%

(1)

Since the bonus rents earned by us on the three acute care hospitals leased to wholly-owned subsidiaries of Universal Health Services, Inc., are computed based upon a computation that compares each hospital’s current quarter revenue to the corresponding quarter in the base year, we expect to experience significant declines in future bonus rental revenue earned on these properties to the extent that each hospital continues to experience significant declines in patient volumes and revenues which continued through May, 2020. These hospitals may be eligible for emergency fund grants as provided for by the CARES Act. Should the hospitals ultimately be deemed qualified for CARES Act funding, a portion of their expected revenue declines could be offset by such funding, if, and to the extent, those grants are classified as revenues by the hospitals. Aggregate bonus rental earned on these three hospitals amounted to approximately $5.6 million during the year ended December 31, 2019 and approximately $1.4 million during the three-month period ended March 31, 2020.

(2)

Tenants in our MOBs include, but are not limited to, physician practices, diagnostic centers, laboratories, dental practices, ambulatory surgery centers, oncology centers, physical therapy clinics, eye care and wound care centers. We believe that the underlying businesses operated by certain of these tenants are either temporarily closed entirely or operating at substantially reduced hours. Given the dynamic nature of the impact of COVID-19, state mandates, and practice elections, we are unable to estimate with certainty the portion of the aggregate rentable square feet under lease at our MOBs that have either closed or substantially reduced their operating hours. As of June 3, 2020, tenants representing approximately 3% and 4% of the aggregate rentable square feet under lease at our MOBs had not yet paid their April and May rent, respectively. We are working with those MOB tenants to restructure leases to permit short term deferral of rent.  At this time, we cannot estimate the magnitude of short-term rent deferral requests that we may ultimately agree to provide, or the magnitude of additional short-term rent deferral requests that we may receive in the future.

(3)

The pre-school/childcare centers, which are all located in Pennsylvania, are currently closed due to governmental regulations. We received notice that the preschool/childcare centers are scheduled to reopen on June 15, 2020. We have agreed to defer April and May rental payments which will be repaid in even payments over the remaining months in 2020.

(4)	Since the underlying businesses in each of our properties are operated by the tenants, we can provide no assurance that the businesses will continue to operate in the future.

Throughout the common areas of many properties in our portfolio, we have implemented COVID-19 risk mitigating actions such as, enhanced cleaning protocols including supplemental cleaning and sanitizing of high-touch points, limiting points of entry at certain facilities, and coordinating with health care providers to assess or screen patients prior to entering certain of our MOBs.

Dividend Increase.  On June 3, 2020, our Board of Trustees declared an increased quarterly dividend of $0.69 per share, payable on June 30, 2020 to shareholders of record on June 16, 2020.

Texoma Construction Loan.  On June 1, 2020, a subsidiary of UHT entered into a $13,075,000 construction/mini perm loan, non-recourse to the Trust, with respect to one of the MOBs currently under construction by us on the campus of a hospital operated by UHS.  The interest rate on the loan is 3.7% and its maturity date is June 1, 2025.

The Offering

Issuer	Universal Health Realty Income Trust, a Maryland real estate investment trust.

Shares offered

Common shares of beneficial interest, $.01 par value, with a maximum aggregate offering price of up to $100,000,000, are available for offer and sale pursuant to this prospectus supplement and the accompanying prospectus.

Manner of Offering

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices. In addition, borrowed common shares of the Trust may be offered and sold by the Forward Sellers pursuant to this prospectus supplement and the accompanying prospectus.  See “Plan of Distribution” in this prospectus supplement.

We also may sell our common shares to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common shares to any of the Agents, as principal, we will enter into a separate terms agreement with such Agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

Use of proceeds

We intend to use the net proceeds from any sales of our common shares to or through the Agents and the net cash proceeds from the settlement of any forward sale agreements for general operating purposes, including the repayment of borrowings outstanding under our revolving credit agreement, working capital and capital expenditures. Pending such use, we may temporarily invest the net proceeds in interest-bearing time deposits or short-term marketable securities. See “Use of Proceeds.”

We will not initially receive any proceeds from any sale of borrowed common shares of the Trust that may be sold through a Forward Seller.

Affiliates of the Agents and the Forward Purchasers are lenders under our revolving credit agreement. If we use all or a portion of the net proceeds from this offering and the net cash proceeds from the settlement of any forward sale agreements to repay the borrowings outstanding from time to time under our revolving credit agreement, such affiliates will receive their proportionate share of any amount of our revolving credit agreement that is repaid with the net proceeds we receive.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell common shares of the Trust borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either an Agent or an affiliate of an Agent. As a result, an Agent or one of its affiliates will receive the net proceeds from any sale of borrowed common shares in connection with any forward sale agreement. For additional information, see “Plan of Distribution” in this prospectus supplement.

Accounting treatment of any forward sales

In the event that we enter into any forward sale agreements, before settlement of any such forward sale agreement, we expect that the common shares of the Trust issuable upon settlement of such forward sale agreement will be reflected in our per share calculations of diluted earnings per share and funds from operations per diluted share using the treasury stock method. Under this method, the number of our common shares used in calculating diluted earnings per share, rate of return and dividends per share is deemed to be increased by the excess, if any, of the number of our common shares that would be issued upon full physical settlement of such forward sale agreement over the number of our common shares that could be purchased by us in the market (based on the average market price during the relevant forward hedge selling period specified in such forward sale agreement) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share, rate of return and dividends per share prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, except during periods when the average market price of our common shares is above the applicable forward sale price. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our common shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share, rate of return and dividends per share.

Dividends

We intend to pay quarterly dividends to the holders of our common shares so as to comply with applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), governing REITs. The timing, amount and composition of any future dividends to be paid to our common shareholders will be at the sole discretion of our Board of Trustees and will depend upon a variety of factors as to which no assurance can be given. See “Dividend Policy.”

NYSE symbol	UHT

Restrictions on ownership and transfer

Our declaration of trust contains restrictions on the ownership and transfer of our shares that are intended to assist us in complying with the requirements for qualification as a REIT. Among other things, our declaration of trust provides that direct or indirect ownership of at least 9.8% in value of the outstanding shares of beneficial interest (taking into account the constructive ownership rules contained in Sections 318 and 544 of the Code), may become concentrated in the hands of one beneficial owner. See “Description of The Trust’s Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest—Redemption and Business Combination Provisions” in the accompanying prospectus.

Risk factors

Investing in our common shares involves a high degree of risk and the purchasers of our common shares may lose their entire investment. Before deciding to invest in our common shares, please carefully read the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and our other periodic reports filed with the SEC and incorporated by reference herein.

Risk Factors

In addition to other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, you should carefully consider the risks described below and incorporated herein by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and our other subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, in evaluating the Trust, our properties and our business before making a decision to invest in our common shares. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to Our Common Shares and this Offering

The market price and trading volume of our common shares may fluctuate significantly.

The market price of our common shares may fluctuate significantly. In addition, the trading volume in our common shares may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect the market price of our common shares or result in fluctuations in the market price or trading volume of our common shares include:

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;
•	changes in any analyst earnings estimates;
•	changes in our dividend policy;
•	publication of research reports about us, the health care industry or the real estate industry generally;
•	increases in market interest rates that lead purchasers of our common shares to demand a higher dividend yield;
•	changes in market valuations of similar securities issued by REITs;
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adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;
•	the ability of our tenants to pay rent to us and meet their other obligations to us under current lease terms;
•	changes in government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs;
•	actions by institutional shareholders;
•	speculation in the press or investment community;

•	domestic and international economic factors unrelated to our performance;
•	any future issuances of equity securities;
•	the realization of any of the other risk factors included in, or incorporated by reference in, this prospectus supplement;
•	negative impacts from continued spread of COVID-19, including on the global economy and on our and our tenants’ businesses, financial position or results of operations; and
•	general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common shares to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common shares will not fall in the future, and it may be difficult for holders to resell our common shares at prices they find attractive, or at all.

We may not maintain our current dividend rate.

For the first quarter of 2020 and the fourth, third, second and first quarters of 2019, we paid cash dividends of $0.685, $0.685, $0.68, $0.68 and $0.675 per share, respectively, to our common shareholders. However, no assurance can be given that we will maintain our current quarterly or annual dividend rates. The timing, amount and composition of any future dividends to our common shareholders will be at the sole discretion of our Board of Trustees and will depend upon a variety of factors as to which no assurance can be given. Our ability to pay dividends to our common shareholders depends, in part, upon our operating results, overall financial condition, the performance of our portfolio (including rental rates and bonus rentals), our capital requirements, access to capital, our ability to qualify for taxation as a REIT and general business and market conditions. The future operations and financial results of our tenants, and in turn ours, will likely be materially impacted by numerous factors and future developments related to COVID-19, which could have an adverse effect on our ability to maintain our dividend at current levels.

Should we be unable to comply with the strict income distribution requirements applicable to REITs utilizing only cash generated by operating activities, we would be required to generate cash from other sources which could adversely affect our financial condition.

To obtain the favorable tax treatment associated with qualifying as a REIT, in general, we must distribute annually to our shareholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. To meet the distribution requirements necessary to achieve the tax benefits associated with qualifying as a REIT, we could be required to: (i) seek borrowed funds even if conditions are not favorable for borrowing; (ii) issue equity which could have a dilutive effect on any future dividends and the share value of our existing shareholders; (iii) divest assets that we might have otherwise decided to retain; (iv) forego attractive investment opportunities that we might have otherwise pursued; or (v) a combination of the foregoing. Securing funds through these other non-operating means could adversely affect our financial condition and future results of operations.

We may issue additional common shares, preferred shares or securities convertible into equity securities and thereby materially and adversely affect the price of our common shares.

Any future issuances of equity securities, including future issuances of convertible securities, could dilute your interests and could substantially decrease the trading price of our common shares. We are not restricted from issuing additional common shares and have no obligation to consider your interests for any reason. We cannot predict the size of future issuances or sales of our common shares or the effect, if any, that such issuances or sales, including those made pursuant to the sales agreement, may have on the market price for our common shares. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, the Agents under the sales agreement will not engage in any transactions that stabilize the price of our common shares. The issuance and sale of substantial amounts of common shares, including issuances and sales pursuant to the sales agreement, or the announcement that such issuances and sales may occur, may materially and adversely affect the price of our common shares.

We may issue equity securities in the future for a number of reasons, including financing our operations and business strategy, to adjust our ratio of debt to equity or for other reasons. As of May 28, 2020, 68,725 of our common shares were reserved for issuance under our 2007 restricted stock plan and 665,231 of our common shares were reserved for issuance under our dividend reinvestment and share purchase plan.

In addition, if our Board of Trustees decides to issue preferred shares in the future that have a preference over our common shares with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred shares with voting rights that dilute the voting power of our common shares, the market price of our common shares could decrease.

Resales of our common shares in the public market following sales to or through the Agents may cause the market price of our common shares to fall.

We may issue our common shares having an aggregate sales price of up to $100,000,000 in connection with this offering. The issuance of these new common shares could have the effect of depressing the market price of our common shares.

We may invest or spend the net proceeds from sales of common shares of the Trust to or through the Agents or the net cash proceeds from settlement of any forward sale agreement in ways with which you may not agree and in ways that may not earn a profit.

We intend for the net proceeds from sales of common shares of the Trust to or through the Agents or the net cash proceeds from settlement of any forward sale agreement to be added to the Trust’s general funds. The Trust expects to use the net proceeds from sales of common shares of the Trust to or through the Agents and the net cash proceeds from settlement of any forward sale agreements for general operating purposes, including the repayment of borrowings outstanding under our revolving credit agreement, working capital and capital expenditures. You may not agree with the ways we decide to use these funds, and such uses may not yield any profits.

Risks Related to any Forward Sale Agreements

Provisions in the forward sale agreements could result in substantial dilution to our earnings per share and funds from operations or result in substantial cash payment obligations.

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to any portion or, in certain cases, all of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below and subject to the terms therein) and to require us to settle on a date specified by such Forward Purchaser if:

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in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (a) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because an insufficient number of our common shares have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

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we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts, (b) securities of another company which we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c)

any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;
•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;
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an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization or insolvency, or a delisting of our common shares) or (b) the occurrence of a change in law or disruption in the Forward Purchaser’s ability to hedge its exposure under the forward sale agreement; or

•	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency.

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our diluted income per share, diluted funds from operations per share and diluted net income (loss) per share.

We expect that any forward sale agreement will be physically settled by delivery of our common shares, unless we elect to cash settle or net share settle the forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of any forward sale agreement, delivery of our common shares in connection with such physical settlement or, to the extent we are obligated to deliver our common shares, net share settlement will result in dilution to our earnings per share, return on investment and dividends per share.

If we elect cash settlement or net share settlement with respect to all or a portion of our common shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period to:

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return our common shares to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any of our common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver our common shares to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of our common shares we would deliver to such Forward Purchaser (or decreasing the number of our common shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.

The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable Forward Purchaser, and will be decreased on certain dates based on amounts related to expected dividends on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the spread under such forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Additionally, if the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference, or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment (in the case of cash settlement) or share delivery (in the case of net share settlement). See “Plan of Distribution” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of our common shares.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, the forward sale agreements will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the applicable Forward Purchaser any of our common shares not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any of our common shares not previously settled. Therefore, to the extent that there are any common shares of the Trust with respect to which such forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares of the Trust.

There is uncertainty in the U.S. federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement and its impact on our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the relevant forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. It is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract” or whether a cash settlement thereof would otherwise be subject to Section 1032 of the Code, and as a result, the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income. In the event we are not able to make such a determination, we may be precluded from electing to cash settle a forward agreement even if the cash settlement may be the optimal business decision.

Use of Proceeds

Our common shares that may be offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Agents, acting as our sales agents or as principals, and borrowed common shares of the Trust that may be offered and sold by the Forward Sellers.

We intend to use the net proceeds from any sales of our common shares to or through the Agents and the net cash proceeds from the settlement of any forward sale agreements for general operating purposes, including the repayment of borrowings outstanding under our revolving credit agreement, working capital and capital expenditures. Pending such use, we may temporarily invest the net proceeds in interest-bearing time deposits or short-term marketable securities.

On March 27, 2018, we entered into a revolving credit agreement, which we amended on June 5, 2020. Our revolving credit agreement, as amended, is scheduled to mature in March 2022, and provides that we may borrow up to $300 million in Tranche A Loans and $50 million in Tranche B Loans. It includes a $40 million sublimit for letters of credit and a $30 million sublimit for swingline/short-term loans. The revolving credit agreement also provides for options to extend the maturity date for the Tranche A Loans two additional six month periods. Borrowings under our revolving credit agreement are guaranteed by certain subsidiaries of the Trust. In addition, borrowings under the revolving credit agreement are secured by first priority security interests in and liens on equity interests in certain of the Trust’s wholly-owned subsidiaries. Borrowings made pursuant to our revolving credit agreement will bear interest, at our option, at one, two, three, or six-month LIBOR plus an applicable margin ranging from 1.10% to 1.35% with respect to Tranche A Loans and 1.85% to 2.10% for the Tranche B Loans or at the Base Rate plus an applicable margin ranging from 0.10% to 0.35% for the Tranche A Loans and 0.85% to 1.10% for the Tranche B Loans. The revolving credit agreement defines “Base Rate” as the greater of: (a) the administrative agent’s prime rate; (b) the federal funds effective rate plus 1/2 of 1%, and (c) one month LIBOR plus 1%. A facility fee of 0.15% to 0.35% will be charged on the total commitment of the revolving credit agreement. The margins over LIBOR, Base Rate and the facility fee are based upon our total leverage ratio. At March 31, 2020, the applicable margin over the LIBOR rate was 1.20%, the margin over the Base Rate was 0.20%, and the facility fee was 0.20%. At March 31, 2020, we had $219.2 million of outstanding Tranche A borrowings against our revolving credit agreement and $80.8 million of available borrowing capacity. There are no compensating balance requirements.

We will not initially receive any proceeds from any sale of borrowed common shares of the Trust that may be sold through a Forward Seller in connection with a forward sale agreement as a hedge of such forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of the forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under the forward sale agreement and the number of our common shares underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common shares of the Trust (in the case of any net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution.”

Certain of the Agents and the Forward Purchasers are joint lead arrangers and joint bookrunners, and affiliates of the Agents and the Forward Purchasers are lenders, the administrative agent, the syndication agent, co-documentation agents, issuing banks and swing line banks under our revolving credit facility and would receive a portion of the net proceeds from this offering through the repayment of those borrowings, if any, to the extent that we use any such proceeds to reduce the outstanding balance under such facility. See “Plan of Distribution.”

In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell common shares of the Trust borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either an Agent or an affiliate of an Agent. As a result, an Agent or one of its affiliates will receive the net proceeds from any sale of borrowed common shares in connection with any forward sale agreement.

Dividend Policy

We intend to pay quarterly dividends to the holders of our common shares so as to comply with applicable sections of the Code governing REITs. Our revolving credit facility limits our ability to increase dividends in excess of 95% of cash available for distribution, as defined in our revolving credit agreement, unless additional distributions are required to be made so as to comply with applicable sections of the Code and related regulations governing REITs.

The timing, amount and composition of any future dividends to be paid to our common shareholders will be at the sole discretion of our Board of Trustees and will depend upon a variety of factors as to which no assurance can be given. Our ability to pay dividends to our common shareholders depends, in part, upon our operating results, overall financial condition, the performance of our portfolio (including rental rates and bonus rentals), our capital requirements, access to capital, our ability to qualify for taxation as a REIT and general business and market conditions.

Supplemental United States Federal Income Tax Considerations

For a discussion of certain material United States federal income tax consequences regarding the Trust and holders of our common shares, please see the discussion under the heading “United States Federal Income Tax Considerations” in the accompanying prospectus and in our registration statement on Form S-3 (File No. 333-238301) filed with the SEC on May 15, 2020. Prospective investors in our common shares should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of our common shares offered by this prospectus supplement.

Plan of Distribution

On June 8, 2020, we entered into an ATM Equity Offering Sales Agreement with BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, and, as applicable, the relevant Forward Purchasers, relating to our common shares. In accordance with the terms of the sales agreement, on or after the date of this prospectus supplement, we may offer and sell common shares having an aggregate offering price of up to $100,000,000 from time to time to or through the Agents as our sales agents or as principals, pursuant to this prospectus supplement and the accompanying prospectus.

The sales agreement contemplates that, in addition to the issuance and sale by us of our common shares to or through the Agents as our sales agents or as principals, we may enter into one or more separate forward sale agreements with any of the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the mutually accepted placement notice related to such forward sale agreement, will attempt to borrow and sell, through the relevant Forward Seller, our common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement.

From time to time during the term of the sales agreement, we may deliver a placement notice to one of the Agents, as our sales agent or as a Forward Seller, specifying the length of the selling period, the amount of common shares to be sold, any limitation on the number of shares that may be sold in any one trading day and the minimum price below which sales may not be made. Upon its acceptance of the placement notice from us, the applicable Agent, acting as our sales agent or as a Forward Seller, will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase our common shares, under the terms and subject to the conditions set forth in the sales agreement, by means of ordinary brokers’ transactions on the NYSE, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices. We may instruct the Agents, acting as our sales agents or as Forward Sellers, not to sell our common shares if the sales cannot be effected at or above the price designated by us in any placement notice. We or any of the Agents may suspend the offering of our common shares at any time upon proper notice and subject to other conditions.

Each Agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which our common shares are sold under the sales agreement. Each confirmation will include the number of our common shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable Agent in connection with such sales.

We will pay each of the Agents acting as our sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of common shares sold through it as our agent under the sales agreement. The compensation to each Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward sale price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed common shares sold through such Forward Seller, during the applicable forward hedge selling period for such common shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period).

Under the terms of the sales agreement, we also may sell our common shares to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell our common shares to any of the Agents, as principal, we will enter into a separate terms agreement with such Agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of our common shares to or through any Agent (acting as principal, as our sales agent or as a Forward Seller, respectively) will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by the relevant parties in connection with a particular transaction, in return for payment of the net proceeds. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Unless otherwise set forth in a prospectus supplement, we will report at least quarterly the number of our common shares sold to or through the Agents (including as Forward Sellers) under the sales agreement during the relevant quarterly period and the aggregate net proceeds to us in connection with such sales, together with any other information we reasonably believe is required to comply with the Securities Act and Exchange Act with respect to such sales.

In connection with the sale of common shares of the Trust on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and compensation of the Agents may be deemed to be underwriting discounts or commissions. We have agreed to indemnify the several Agents (whether acting as our sales agent, as a Forward Seller or as principal) and the Forward Purchasers against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments such Agents and such Forward Purchasers may be required to make because of any of those liabilities.

We estimate that the total expenses for the offering, excluding compensation payable to the Agents (acting in any capacity) under the terms of the sales agreement, will not exceed $1.0 million.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all common shares subject to the sales agreement (including common shares sold by us to or through the Agents and borrowed common shares sold through the Forward Sellers) or (2) termination of the sales agreement. The sales agreement may be terminated by each of the respective Agents, with respect to such Agent, or by us at any time upon one business day’s notice.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser, acting in accordance with the mutually accepted placement notice related to such forward sale agreement, will attempt to borrow and sell, through the relevant Forward Seller, common shares of the Trust to hedge such Forward Purchaser’s exposure under such forward sale agreement. No Forward Purchaser is obligated to enter into a forward sale agreement with us unless it and the relevant Forward Seller agree to the terms we propose for such forward sale transaction in our placement notice delivered in accordance with the sales agreement (as such placement notice may be modified upon mutual consent of such Forward Purchaser, such Forward Seller and us).

In connection with any forward sale agreement and our placement notice accepted by the relevant Forward Purchaser and the relevant Forward Seller (as such placement notice may have been modified upon mutual consent of such Forward Purchaser, such Forward Seller and us), the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell common shares of the Trust borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Seller (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the common shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale agreement by delivering common shares of the Trust, we will receive aggregate cash proceeds from the relevant Forward Purchaser equal to the product of (1) the then-applicable forward sale price per share under such forward sale agreement and (2) the number of common shares of the Trust as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the volume weighted average price per share at which the borrowed common shares of the Trust were sold pursuant to the sales agreement by the relevant Forward Seller, during the applicable forward hedge selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain adjustments to such gross sales price for daily accruals based on a floating interest rate and specified amounts related to expected dividends on our common shares if an “ex-dividend” date occurs during such forward hedge selling period). Thereafter, each forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread to be mutually agreed by us and the applicable

Forward Purchaser, and will be decreased on certain dates based on amounts related to expected dividends on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the spread under such forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price. We will not initially receive any proceeds from any sale of borrowed common shares of the Trust that may be sold through a Forward Seller, and all of such proceeds will be paid to the relevant Forward Seller (or one or more of its affiliates).

Before settlement of any forward sale agreement, we expect that the common shares of the Trust issuable upon settlement of such forward sale agreement will be reflected in our per share calculations of diluted earnings per share and funds from operations per diluted share using the treasury stock method. Under this method, the number of our common shares used in calculating diluted earnings per share, rate of return and dividends per share is deemed to be increased by the excess, if any, of the number of our common shares that would be issued upon full physical settlement of such forward sale agreement over the number of our common shares that could be purchased by us in the market (based on the average market price during the relevant forward hedge selling period specified in such forward sale agreement) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share, rate of return and dividends per share prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, except during periods when the average market price of our common shares is above the applicable forward sale price. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of our common shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share, rate of return and dividends per share.

Except under the circumstances described below and set forth in any forward sale agreement, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering our common shares in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of our common shares underlying any forward sale agreement. Delivery of our common shares upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver our common shares) will result in dilution to our diluted earnings per share and funds from operations per diluted share.

If we elect cash settlement or net share settlement with respect to all or a portion of our common shares underlying a forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of our common shares in secondary market transactions over an unwind period to:

•

return our common shares to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any of our common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver our common shares to us to the extent required in settlement of such forward sale agreement.

Additionally, if the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under such forward sale agreement an amount in cash equal to the difference, or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of our common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment (in the case of cash settlement) or share delivery (in the case of net share settlement). If the weighted average price at which a Forward Purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement, or, in the case of net share settlement, we would receive from such Forward Purchaser a number of our common shares having a value equal to the difference.

In addition, the purchase of our common shares in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that the Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of our common shares we would deliver to such Forward Purchaser (or decreasing the number of our common shares that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors—Risks Related to any Forward Sale Agreements.”

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to any portion or, in certain cases, all of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below and subject to the terms therein) and to require us to settle on a date specified by such Forward Purchaser if:

•

in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (a) is unable to hedge in a commercially reasonable manner its exposure under such forward sale agreement because an insufficient number of our common shares have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

•

we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend or is payable in (a) cash in excess of specified amounts, (b) securities of another company which we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;
•

an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization or insolvency, or a delisting of our common shares) or (b) the occurrence of a change in law or disruption in the Forward Purchaser’s ability to hedge its exposure under the forward sale agreement; or

•	certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency.

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common shares under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our diluted income per share, diluted funds from operations per share and diluted net income (loss) per share. In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale agreements will terminate without further liability of any party. Following any such termination, we would not issue any of our common shares and we would not receive any proceeds pursuant to any forward sale agreement. See “Risk Factors—Risks Related to any Forward Sale Agreements”.

The descriptions of certain provisions of the sales agreement and the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such sales agreement and forward sale agreements.

In the ordinary course of business, the Agents and/or their affiliates have engaged, and each of the Agents and/or their affiliates may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. In the ordinary course of their business, each Agent, each Forward Purchaser and/or their respective affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory, or other services for us for which they have received, or may receive, separate fees. In particular, the Agents, the Forward Purchasers and/or their respective affiliates are lenders under our revolving credit agreement, and will receive a pro rata portion of any net proceeds from this offering used to repay amounts outstanding under such credit agreement.

To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under our revolving credit agreement, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds.”

In the ordinary course of its business activities, the Agents, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, if we enter into a forward sale agreement with any Forward Purchaser, the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell common shares of the Trust borrowed from third parties to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Seller (or one or more of its affiliates). Such entity will be either an Agent or an affiliate of an Agent. As a result, an Agent or one of its affiliates will receive the net proceeds from any sale of borrowed common shares in connection with any forward sale agreement.

Other than in the United States, no action has been taken by us, the Agents or the Forward Purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Legal Matters

Certain legal matters regarding the common shares and tax matters will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the Agents and the Forward Purchasers.

Experts

The consolidated financial statements of Universal Health Realty Income Trust as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the accounting for leases.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available at the SEC’s EDGAR website at http://www.sec.gov. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060.

We also make available free of charge on or through our website, http://www.uhrit.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into, and are not otherwise a part of, this prospectus or the applicable prospectus supplement or incorporated into any other filing that we submit to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-238301), of which this prospectus supplement and the accompanying prospectus are a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement, including the exhibits and schedules to the registration statement, is available to you on the SEC’s web site at www.sec.gov.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference the following documents we filed with the SEC pursuant to the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Current Report on Form 8-K filed on June 5, 2020; and
•

the description of the Trust’s common shares contained in the Trust’s Current Report on Form 8-K, filed on August 13, 2009, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Universal Health Realty Income Trust

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Attention: Chief Financial Officer

(610) 265-0688

Statement Concerning Limited Liability

The declaration of trust establishing Universal Health Realty Income Trust, dated August 5, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is filed in The Office of The Department of Assessments and Taxation of The State of Maryland, provides that the name “Universal Health Realty Income Trust” refers to the trustees under the Declaration collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Trust. All persons dealing with the Trust, in any way, shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS

UHT

Universal Health Realty Income Trust

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Debt Securities

Universal Health Realty Income Trust may offer and sell from time to time, together or separately in one or more offerings, in amounts, at prices and on terms to be determined at the time of each offering, our common shares, preferred shares and debt securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement, including the information incorporated by reference, carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Universal Health Realty Income Trust may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. Selling securityholders may also sell these securities from time to time. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Our common shares are quoted on the New York Stock Exchange, or the NYSE, under the symbol “UHT.” On May 14, 2020, the last reported sales price of our common shares on the NYSE was $82.02 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should review carefully the risks and uncertainties under the heading “Risk Factors” on page 2 of this prospectus and the applicable prospectus supplement, and under similar headings in the other documents we file with the Securities and Exchange Commission that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2020

All references in this prospectus to “we,” “us,” “our” and the “Trust” refer to Universal Health Realty Income Trust. In this prospectus, the term “revenues” does not include the revenues of the unconsolidated limited liability companies (“LLCs”) or limited partnerships (“LPs”) in which we have various non-controlling equity interests ranging from 33% to 95%. As of March 31, 2020, we had investments in five jointly-owned LLCs/LPs (including one under construction which is scheduled to be completed in late 2020). Our share of the income/loss from our investments in these LLCs/LPs is included in our financial statements for all periods presented on an unconsolidated basis pursuant to the equity method, since they are not variable interest entities for which we are the primary beneficiary, nor do we hold a controlling voting interest.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted.

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About This Prospectus

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may offer and sell the securities described in this prospectus in one or more offerings, and selling securityholders may offer such securities owned by them. The exhibits to our registration statement and documents incorporated by reference contain the full text of important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we or any selling securityholders may offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus provides you with a general description of our securities that may be offered by us and/or selling securityholders. Each time our securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also modify or supersede information contained in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with any other document incorporated by reference herein or therein. If this prospectus is inconsistent with the applicable prospectus supplement, you should rely on the prospectus supplement. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, operating results, financial condition, capital resources, and prospects may have changed since that date.

The Trust

We are a real estate investment trust (“REIT”) that commenced operations in 1986. We invest in healthcare and human service related facilities including acute care hospitals, behavioral health care hospitals, specialty hospitals, free-standing emergency departments, childcare centers and medical/office buildings. As of April 30, 2020, we had seventy-one real estate investments or commitments located in twenty states consisting of:

•

seven hospital facilities consisting of three acute care, one behavioral health care (under construction as of that date), one rehabilitation (vacant as of that date) and two sub-acute (one of which was vacant as of that date);

•	four free-standing emergency departments (“FEDs”);
•	fifty-six medical/office buildings, including five owned by unconsolidated LLCs/LPs, one of which was under construction as of that date; and
•	four preschool and childcare centers.

Our principal executive offices are located at Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, and our telephone number is (610) 265-0688.

The Trust’s Relationship to UHS

We lease a substantial amount of our property to, and a substantial portion of our revenues are dependent upon, Universal Health Services, Inc. (“UHS”). UHS’ principal business is owning and operating, through its subsidiaries, acute care hospitals and outpatient facilities and behavioral health care facilities. As of March 31, 2020, UHS owned and/or operated 357 inpatient facilities and 42 outpatient and other facilities located in 37 states, Washington, D.C., the United Kingdom and Puerto Rico.

Services provided by UHS’ hospitals include general and specialty surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, pediatric services, pharmacy services and/or behavioral health services. UHS provides capital resources as well as a variety of management services to its facilities, including central purchasing, information services, finance and control systems, facilities planning, physician recruitment services, administrative personnel management, marketing and public relations.

The foregoing information about us is a general summary and is not intended to be comprehensive. For additional information about us and our relationship to UHS, you should refer to the information under the heading “Incorporation of Documents by Reference.”

Risk Factors

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are deemed to be incorporated by reference into this prospectus, as well as any risks described in the applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this prospectus and the information incorporated by reference in this prospectus or the applicable prospectus supplement that are not historical factual statements are “forward-looking statements” that reflect our estimates, expectations and projections about our future results, performance, prospects and opportunities. In some cases, you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense. You should be aware that those statements are only our predictions. Actual events or results may differ materially. In evaluating those statements, you should specifically consider various factors, including the risks referred to under “Risk Factors” above, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements” in our Annual Report on Form 10‑K for the year ended December 31, 2019 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements and Certain Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the SEC and incorporated by reference in this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are deemed to be incorporated by reference into this prospectus. Those factors may cause our actual results to differ materially from any of our forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or our good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Such factors include, among other things, the following:

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future operations and financial results of our tenants, and in turn ours, will likely be materially impacted by numerous factors and future developments related to COVID-19. Such factors and developments include, but are not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated by the operators of our hospitals and other healthcare facilities; measures our tenants are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation, including travel bans and restrictions, shelter-in-place or stay-at-home orders, quarantines, the promotion of social distancing, business shutdowns and limitations on business activity; changes in patient volumes at our tenants’ hospitals and other healthcare facilities due to patients’ general concerns related to the risk of contracting COVID-19 from interacting with the healthcare system; the impact of stimulus on the health care industry and our tenants; changes in patient volumes and payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to clinical staffing and shortages and disruptions related to supplies required for our tenants’ employees and patients, including equipment, pharmaceuticals and medical supplies, particularly personal protective equipment, or PPE; potential increases to expenses incurred by our tenants related to staffing, supply chain or other expenditures; the impact of our indebtedness and the ability to refinance such indebtedness on acceptable terms; disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact our ability to access capital or increase associated borrowing costs; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic, including increased unemployment and underemployment levels and reduced consumer spending and confidence. There may be significant declines in future bonus rental revenue earned on our hospital properties leased to subsidiaries of UHS to the extent that each hospital continues to experience significant decline in patient volumes and revenues. We believe that the underlying businesses operated by certain of our other tenants are either temporarily closed entirely or operating at substantially reduced hours. These factors may result in the inability or unwillingness on the part of some of our tenants to make timely payment of their rent to us at current levels or to seek to amend or terminate their leases which, in turn, would have an adverse effect on our occupancy levels and our revenue and cash flow and the value of our properties, and potentially, our ability to maintain our dividend at current levels;

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due to COVID-19 restrictions and its impact on the economy, we may experience a decrease in prospective tenants which could unfavorably impact the volume of new leases, as well as the renewal rate of existing leases. The COVID-19 pandemic may delay our construction projects which could result in increased costs and delay the timing of opening and rental payments from those projects, although no such delays have yet occurred. The COVID-19 pandemic could also impact our indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our financial results during 2020, but developments related to the COVID-19 pandemic are likely to have a material adverse impact on our future financial results;

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recent legislation, including the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and the Paycheck Protection Program and Health Care Enhancement Act (“PPPHCE Act”), has provided funding to hospitals and other healthcare providers to assist them during the COVID-19 pandemic. There is a high degree of uncertainty surrounding the implementation of the CARES Act and the PPPHCE Act, and the federal government may consider additional stimulus and relief efforts, but we are unable to predict whether additional stimulus measures will be enacted or their impact. There can be no assurance as to the total amount of financial and other types of assistance our tenants will receive under the CARES Act and the PPPHCE Act, and it is difficult to predict the impact of such legislation on our tenants’ operations or how they will affect operations of our tenants’ competitors. Moreover, we are unable to assess the extent to which anticipated negative impacts on our tenants (and, in turn, us) arising from the COVID-19 pandemic will be offset by amounts or benefits received or to be received under the CARES Act and the PPPHCE Act;

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a substantial portion of our revenues are dependent upon one operator, UHS, which comprised approximately 31%, 30% and 32% of our consolidated revenues for the years ended December 31, 2019, 2018 and 2017, and approximately 32% and 31% of our consolidated revenues for the three-month periods ended March 31, 2020 and 2019, respectively. We cannot assure you that subsidiaries of UHS will renew the leases on our three acute care hospitals (two of which are scheduled to expire in December, 2021 and one of which is scheduled to expire in December, 2026) and two FEDs at existing lease rates or fair market value lease rates. In addition, if subsidiaries of UHS exercise their options to purchase the respective leased hospital facilities and FEDs upon expiration of the lease terms, our future revenues and results of operations could decrease if we were unable to earn a favorable rate of return on the sale proceeds received, as compared to the rental revenue currently earned pursuant to these leases;

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in certain of our markets, the general real estate market has been unfavorably impacted by increased competition/capacity and decreases in occupancy and rental rates which may adversely impact our operating results and the underlying value of our properties;

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a number of legislative initiatives have recently been passed into law that may result in major changes in the health care delivery system on a national or state level to the operators of our facilities, including UHS. No assurances can be given that the implementation of these new laws will not have a material adverse effect on the business, financial condition or results of operations of our operators;

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the potential indirect impact of the Tax Cuts and Jobs Act of 2017, signed into law on December 22, 2017, which makes significant changes to corporate and individual tax rates and calculation of taxes, which could potentially impact our tenants and jurisdictions, both positively and negatively, in which we do business, as well as the overall investment thesis for REITs;

•	a subsidiary of UHS is our Advisor and our officers are all employees of a wholly-owned subsidiary of UHS, which may create the potential for conflicts of interest;
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lost revenues resulting from the exercise of purchase options, lease expirations and renewals and other restructuring (see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Hospital Leases in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, incorporated by reference in this prospectus, for additional disclosure related to lease expirations and subsequent vacancies that occurred during the second and third quarters of 2019 on two hospital facilities that, on a combined basis, comprised approximately 2% of our consolidated revenues during each of the years ended December 31, 2018 and 2017);

•	our ability to continue to obtain capital on acceptable terms, including borrowed funds, to fund future growth of our business;
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the outcome and effects of known and unknown litigation, government investigations, and liabilities and other claims asserted against us, UHS or the other operators of our facilities. UHS and its subsidiaries are subject to pending legal actions, purported shareholder class actions and shareholder derivative cases, governmental investigations and regulatory actions and the effects of adverse publicity relating to such matters. Since UHS comprised approximately 32% and 31% of our consolidated revenues during the three-month periods ended March 31, 2020 and 2019, respectively, and since a subsidiary of UHS is our Advisor, you are encouraged to obtain and review the disclosures contained in the Legal Proceedings section of Universal Health Services, Inc.’s Forms 10-Q and 10-K, as publicly filed with the SEC. Those filings are the sole responsibility of UHS and are not incorporated by reference herein;

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failure of UHS or the other operators of our hospital facilities to comply with governmental regulations related to the Medicare and Medicaid licensing and certification requirements could have a material adverse impact on our future revenues and the underlying value of the property;

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the potential unfavorable impact on our business of the deterioration in national, regional and local economic and business conditions, including a further worsening of credit and/or capital market conditions, which may adversely affect our ability to obtain capital which may be required to fund the future growth of our business and refinance existing debt with near term maturities;

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a continuation in the deterioration in general economic conditions which has resulted in increases in the number of people unemployed and/or insured and likely increase the number of individuals without health insurance; as a result, the operators of our facilities may experience decreases in patient volumes which could result in decreased occupancy rates at our medical office buildings;

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a continuation of the worsening of the economic and employment conditions in the United States will likely materially affect the business of our operators, including UHS, which will likely unfavorably impact our future bonus rentals (on the UHS hospital facilities) and may potentially have a negative impact on the future lease renewal terms and the underlying value of the hospital properties;

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real estate market factors, including without limitation, the supply and demand of office space and market rental rates, changes in interest rates as well as an increase in the development of medical office condominiums in certain markets;

•	the impact of property values and results of operations of severe weather conditions, including the effects of hurricanes;
•	government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs;
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the issues facing the health care industry that affect the operators of our facilities, including UHS, such as: changes in, or the ability to comply with, existing laws and government regulations; unfavorable changes in the levels and terms of reimbursement by third party payors or government programs, including Medicare (including, but not limited to, the potential unfavorable impact of future reductions to Medicare reimbursements resulting from the Budget Control Act of 2011, as discussed in the next bullet point below) and Medicaid (most states have reported significant budget deficits that have, in the past, resulted in the reduction of Medicaid funding to the operators of our facilities, including UHS); demographic changes; the ability to enter into managed care provider agreements on acceptable terms; an increase in uninsured and self-pay patients which unfavorably impacts the collectability of patient accounts; decreasing in-patient admission trends; technological and pharmaceutical improvements that may increase the cost of providing, or reduce the demand for, health care, and; the ability to attract and retain qualified medical personnel, including physicians;

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pending limits for most federal agencies and programs aimed at reducing budget deficits by $917 billion between 2012 and 2021, according to a report released by the Congressional Budget Office. Among its other provisions, the law established a bipartisan Congressional committee, known as the Joint Select Committee on Deficit Reduction (the “Joint Committee”), which was tasked with making recommendations aimed at reducing future federal budget deficits by an additional $1.5 trillion over 10 years. The Joint Committee was unable to reach an agreement by the November 23, 2011 deadline and, as a result, across-the-board cuts to discretionary, national defense and Medicare spending were implemented on March 1, 2013 resulting in Medicare payment reductions of up to 2% per fiscal year with a uniform percentage reduction across all Medicare programs. The Bipartisan Budget Act of 2015, enacted on November 2, 2015, continued the 2% reductions to Medicare reimbursement imposed under the Budget Control Act of 2011. We cannot predict whether Congress will restructure the implemented Medicare payment reductions or what other federal budget deficit reduction initiatives may be proposed by Congress going forward. We also cannot predict the effect these enactments will have on the operators of our properties (including UHS), and thus, our business;

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an increasing number of legislative initiatives have been passed into law that may result in major changes in the health care delivery system on a national or state level. Legislation has already been enacted that has eliminated the penalty for failing to maintain health coverage that was part of the original Patient Protection and Affordable Care Act (the “ACA”) and Healthcare and Education Reconciliation Act of 2010 (collectively referred to as the “Legislation”). President Trump has already taken executive actions: (i) requiring all federal agencies with authorities and responsibilities under the Legislation to “exercise all authority and discretion available to them to waiver, defer, grant exemptions from, or delay” parts of the Legislation that place “unwarranted economic and regulatory burdens” on states, individuals or health care providers; (ii) the issuance of a final rule in June, 2018 by the Department of Labor to enable the formation of association health plans that would be exempt from certain Legislation requirements such as the provision of essential health benefits; (iii) the issuance of a final rule in August, 2018 by the Department of Labor, Treasury, and Health and Human Services to expand the availability of short-term, limited duration health insurance, (iv) eliminating cost-sharing reduction payments to insurers that would otherwise offset deductibles and other out-of-pocket expenses for health plan enrollees at or below 250 percent of the federal poverty level; (v) relaxing requirements for state innovation waivers that could reduce enrollment in the individual and small group markets and lead to additional enrollment in short-term, limited duration insurance and association health plans; (vi) the issuance of a final rule in June, 2019 by the Departments of Labor, Treasury, and Health and Human Services that would incentivize the use of health reimbursement arrangements by employers to permit employees to purchase health insurance in the individual market; and (vii) directing the issuance of federal rulemaking by executive agencies to increase transparency of healthcare price and quality information. The uncertainty resulting from these Executive Branch policies has led to reduced Exchange enrollment in 2018 and 2019 and is expected to further worsen the individual and small group market risk pools in future years. It is also anticipated that these and future policies may create additional cost and reimbursement pressures on hospitals, including ours. In addition, while attempts to repeal the entirety of the ACA have not been successful to date, a key provision of the ACA was repealed as part of the Tax Cuts and Jobs Act and on December 14, 2018, a federal U.S. District Court Judge in Texas ruled the entire ACA is unconstitutional. That ruling was stayed and has been appealed. On December 18, 2019, the 5th Circuit Court of Appeals voted 2-1 to strike down the ACA individual mandate as unconstitutional and sent the case back to the U.S. District Court in Texas to determine which ACA provisions should be stricken with the mandate. It is likely this matter will ultimately be appealed to the U.S. Supreme Court. We are unable to predict the final outcome of this matter, which has caused greater uncertainty regarding the future status of the ACA. If all or any parts of the ACA are ultimately found to be unconstitutional, it could have a material adverse effect on the business, financial condition and results of operations of the operators of our properties, and, thus, our business;

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there can be no assurance that if any of the announced or proposed changes described above are implemented there will not be negative financial impact on the operators of our hospitals, which material effects may include a potential decrease in the market for health care services or a decrease in the ability of the operators of our hospitals to receive reimbursement for health care services provided which could result in a material adverse effect on the financial condition or results of operations of the operators of our properties, and, thus, our business;

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competition for properties include, but are not limited to, other REITs, private investors and firms, banks and other companies, including UHS. In addition, we may face competition from other REITs for our tenants;

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the operators of our facilities face competition from other health care providers, including physician owned facilities and other competing facilities, including certain facilities operated by UHS but the real property of which is not owned by us. Such competition is experienced in markets including, but not limited to, McAllen, Texas, the site of our McAllen Medical Center, a 370-bed acute care hospital, and Riverside County, California, the site of our Southwest Healthcare System-Inland Valley Campus, a 130-bed acute care hospital;

•	changes in, or inadvertent violations of, tax laws and regulations and other factors than can affect REITs and our status as a REIT;
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the individual and collective impact of the changes made by the CARES Act on REITs and their security holders are uncertain and may not become evident for some period of time; it is also possible additional legislation could be enacted in the future as a result of the COVID-19 pandemic which may affect the holders of our securities;

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should we be unable to comply with the strict income distribution requirements applicable to REITs, utilizing only cash generated by operating activities, we would be required to generate cash from other sources which could adversely affect our financial condition;

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our ownership interest in five LLCs/LPs in which we hold non-controlling equity interests. In addition, pursuant to the operating and/or partnership agreements of the four LLCs/LPs in which we continue to hold non-controlling ownership interests, the third-party member and the Trust, at any time, potentially subject to certain conditions, have the right to make an offer (“Offering Member”) to the other member(s) (“Non-Offering Member”) in which it either agrees to: (i) sell the entire ownership interest of the Offering Member to the Non-Offering Member at a price as determined by the Offering Member (“Transfer Price”), or; (ii) purchase the entire ownership interest of the Non-Offering Member at the equivalent proportionate Transfer Price. The Non-Offering Member has 60 to 90 days to either: (i) purchase the entire ownership interest of the Offering Member at the Transfer Price, or; (ii) sell its entire ownership interest to the Offering Member at the equivalent proportionate Transfer Price. The closing of the transfer must occur within 60 to 90 days of the acceptance by the Non-Offering Member;

•	fluctuations in the value of our common shares; and
•	other factors referenced in this prospectus or in our other filings with the SEC.

Given these uncertainties, risks and assumptions, you are cautioned not to place undue reliance on such forward-looking statements. Our actual results and financial condition, including the operating results of our lessees and the facilities leased to subsidiaries of UHS, could differ materially from those expressed in, or implied by, the forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to publicly update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds, after estimated expenses, received by the Trust from the sale of these securities will be added to the Trust’s general funds. The Trust expects to use the proceeds of any offering of securities for general operating purposes, including working capital, capital expenditures and the repayment of borrowings, or any other purpose that the Trust may specify in the applicable prospectus supplement. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of the offering and will be described in the applicable prospectus supplement. Pending any such use, the Trust may temporarily invest net proceeds in interest-bearing time deposits or short-term marketable securities.

The Trust will not receive any of the proceeds of the sale by any selling securityholder of the securities covered by this prospectus.

Description of The Trust’s Common Shares of Beneficial Interest
and Preferred Shares of Beneficial Interest

The following description summarizes the material provisions of the common shares and preferred shares that we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our declaration of trust, as amended and/or restated from time to time, and our amended and restated bylaws, as amended and/or restated from time to time, each of which is incorporated herein by reference, and applicable provisions of Title 8 of the Maryland General Corporation Law. The specific terms of any series of preferred shares will be described in the applicable prospectus supplement. Any series of preferred shares we issue will be governed by our declaration of trust as then in effect, and by articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate them by reference as an exhibit to our registration statement at or before the time we issue any preferred shares of that series of authorized shares of beneficial interest.

The Trust’s authorized capital stock consists of 100,000,000 shares of beneficial interest, 95,000,000 of which are designated as common shares, par value $0.01 per share, and 5,000,000 of which are designated as preferred shares, par value $0.01 per share.

Common Shares of Beneficial Interest

Except as otherwise determined by our Board of Trustees with respect to any class of or series of preferred shares, all common shares will participate equally in distributions payable to shareholders when and as declared by our Board of Trustees and in net assets available for distribution to shareholders, on liquidation or dissolution, will have one vote per share on all matters submitted to a vote of the Trust’s shareholders and will not have cumulative voting rights in the election of our trustees. The common shares offered hereby will be validly issued, fully paid and, except as set forth below, nonassessable by the Trust upon issuance, and will have no preference, conversion, exchange or preemptive rights.

Preferred Shares of Beneficial Interest

No preferred shares are presently outstanding. Up to 5,000,000 preferred shares may be issued from time to time by our Board of Trustees, without shareholder approval, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by our Board of Trustees in the resolution authorizing their issuance.

The following description of the terms of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The preferred shares shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of preferred shares. The terms of any particular series of preferred shares will be described in the prospectus supplement relating to that particular series of preferred shares, including:

•	the number of shares constituting the series and the distinctive designation thereof;
•	the voting rights, if any, of the series;
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the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of shares and whether the dividends will be cumulative or non-cumulative;

•	whether there shall be a sinking or similar fund for the purchase of shares of the series and, if so, the terms and provisions that shall govern the fund;
•	the rights of the holders of shares of the series upon our liquidation, dissolution or winding up;
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the rights, if any, of holders of shares of the series to convert their shares into or to exchange the shares for, shares of any other class or classes or any other series of the same or of any other class or classes of shares of beneficial interest of the Trust or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

•	any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

The preferred shares offered hereby will be validly issued, fully paid and, except as set forth below, nonassessable by the Trust upon issuance, and will have no preemptive rights. Unless otherwise stated in a prospectus supplement relating to a particular series of preferred shares, each series of preferred shares will rank on a parity as to dividends and distributions of assets with each other series of preferred shares. The rights of the holders of each series of preferred shares will be subordinate to those of our general creditors.

Dividend Rights

Holders of preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Trustees, out of funds legally available therefor, cash dividends on the dates and at rates as will be set forth in, or as are determined by the method described in, the prospectus supplement relating to the series of preferred shares. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our books on the record dates fixed by our Board of Trustees, as specified in the prospectus supplement relating to the series of preferred shares.

Dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to the series of preferred shares. If our Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are noncumulative, then the holders of the series of preferred shares will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred shares for which dividends are cumulative will accrue from the date on which we initially issue shares of the series.

So long as the shares of any series of preferred shares are outstanding, except as otherwise provided in the prospectus supplement relating to such series, we may not declare any dividends on our common shares or any other stock ranking as to dividends or distributions of assets junior to the series of preferred shares or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any junior shares or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior shares which are neither convertible into, nor exchangeable or exercisable for, any securities other than junior shares:

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unless, if the preferred shares are cumulative, full dividends for prior dividend periods shall have been paid or declared and set apart for payment on all outstanding preferred shares of the series and all other series of our preferred shares (other than junior shares); and

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unless we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any preferred shares of the series or of any other series of our preferred shares (other than junior shares).

Liquidation Preference

In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of preferred shares will be entitled to receive out of our assets legally available for distribution to shareholders, before any distribution of assets or payment is made to the holders of common shares or any other shares of our beneficial interest ranking junior as to such distribution or payment to such series of preferred shares, the amount set forth in the prospectus supplement relating to such series of preferred shares. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred shares of any series and any other preferred shares (including any other series of the preferred shares) ranking as to any such distribution on a parity with such series of preferred shares are not paid in full, the holders of the preferred shares of such series and of such other preferred shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred shares of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of preferred shares will be entitled to no further participation in any distribution of our assets.

If such payment shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes of shares of beneficial interest ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

A series of preferred shares may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Preferred shares redeemed by us will be restored to the status of authorized but unissued preferred shares.

In the event that fewer than all of the outstanding shares of a series of the preferred shares are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the preferred shares called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

So long as any dividends on shares of any series of preferred shares or any other series of preferred shares ranking on a parity as to dividends and distributions of assets with such series of preferred shares are in arrears, no shares of any such series of the preferred shares or such other series of preferred shares will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, the foregoing will not prevent the purchase or acquisition of such preferred shares of such series or of shares of such other series of preferred shares in order to ensure that we continue to meet the requirements for qualification as a REIT for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred shares of such series and any other shares of beneficial interest ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for our shares of beneficial interest) ranking junior to the preferred shares of such series as to dividends and upon liquidation.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares to be redeemed at the address shown on our share transfer books. After the redemption date, dividends will cease to accrue on the preferred shares called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest plus accumulated and unpaid dividends, if any.

Conversion Rights

The terms, if any, on which preferred shares of any series may be exchanged for or converted (mandatorily or otherwise) into common shares or another series of preferred shares will be set forth in the prospectus supplement relating thereto.

Voting Rights

Except as indicated below or in a prospectus supplement relating to a particular series of preferred shares, the holders of the preferred shares will not be entitled to vote for any purpose.

So long as any preferred shares remain outstanding, we will not, without the consent or the affirmative vote of such percentage of the holders of each series of preferred shares outstanding at the time as may be specified in the applicable articles supplementary for the preferred shares, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

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authorize, create or issue, or increase the authorized or issued amount of, any series of shares of beneficial interest ranking prior to such series of preferred shares with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any of our authorized shares of beneficial interest into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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repeal, amend or otherwise change any of the provisions of our declaration of trust applicable to the preferred shares of such series in any manner which materially and adversely affects the powers, preferences, voting power or other rights or privileges of such series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of other series of preferred shares, or any increase in the amount of authorized shares of such series or of any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the preferred shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Redemption and Business Combination Provisions

If our Board of Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.8% in value of the outstanding shares of beneficial interest (taking into account the constructive ownership rules contained in Sections 318 and 544 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code), has or may become concentrated in the hands of one beneficial owner, our Board of Trustees shall have the power:

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by lot or other means deemed equitable by them to call for the purchase from any such shareholder that number of the Trust’s shares of beneficial interest sufficient, in the opinion of our Board of Trustees, to maintain or bring the direct or indirect ownership of the Trust’s shares of beneficial interest of such owner to a level equal to 9.8% in value of the outstanding shares; and

•

to refuse to transfer or issue the Trust’s shares of beneficial interest to any person whose acquisition of such shares would cause a person to hold in excess of 9.8% in value of the outstanding shares of beneficial interest.

Any transfer of the Trust’s shares of beneficial interest that would create a direct or indirect owner of more than 9.8% in value of the outstanding shares of beneficial interest shall be deemed void and the intended transferee shall be deemed never to have had an interest therein. The purchase price for any of the shares of beneficial interest so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of such acquisition are sent by the Trust or, if no such closing sale prices or quotations are available, then the purchase price shall be equal to the net asset value of such shares as determined by our Board of Trustees in accordance with the provisions of applicable law. From and after the date fixed for purchase by our Board of Trustees, the holder of any shares of beneficial interest so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

If any person knowingly holds in excess of 9.8% in value of the outstanding shares of beneficial interest and the Trust loses its qualification as a REIT under the Internal Revenue Code or becomes a personal holding company, that person would be required to indemnify the Trust for the full amount of any damages and expenses resulting from the loss of its qualification as a REIT or its becoming a personal holding company. These damages and expenses might include increased corporate taxes, attorneys’ fees and administrative costs.

Our declaration of trust permits our Board of Trustees to effect any merger or consolidation in accordance with applicable law, except any merger or consolidation with, or any sale, lease, transfer or other disposition of all or any substantial part of the assets of the Trust to, or from, a holder of shares of beneficial interest of the Trust representing, in the aggregate, 5% or more of the total number of votes authorized to be cast by holders of the Trust’s shares of beneficial interest. Business combinations with these related persons must be approved by the affirmative vote of the holders of shares representing at least 95% of the total number of votes authorized to be cast by holders of the Trust’s shares of beneficial interest unless:

•

our Board of Trustees by a vote or written consent of all but one of the trustees have expressly approved in advance the acquisition of the outstanding shares of the Trust that caused that person to become a related person or shall have approved the business combination prior to that person having become a related person; or

•	the business combination is solely between the Trust and another trust or the Trust of which 100% of that entity’s voting securities are owned directly or indirectly by the Trust.

Shareholder Liability

Title 8 of the Maryland General Corporation Law provides that a shareholder of a Maryland real estate investment trust shall have immunity from personal liability for the obligations of the real estate investment trust. This Title also provides that the declaration of trust of a real estate investment trust may include any provision expanding or limiting the liability of its shareholders for money damages except for limiting the liability of its shareholders to the extent:

•	actual receipt of an improper benefit or profit in money, property or services is proved; or
•	active and deliberate dishonesty is established by a final judgment as being material to the cause of action.

In addition, our declaration of trust provides that the Trust’s shareholders shall not be subject to any liability for the acts or obligations of the Trust and that, as far as practicable, each of the Trust’s written agreements creating an obligation of the Trust shall contain a provision to that effect. With respect to all types of claims in some jurisdictions, tort claims only in other jurisdictions, contract claims where shareholder liability is not disavowed as described above, and claims for taxes and certain statutory liabilities, a shareholder may be held personally liable to the extent that claims are not satisfied by the Trust. Our declaration of trust provides that, upon payment of any such liability, the shareholder will be entitled to reimbursement from the Trust’s general assets. There can be no assurance that, at the time any such liability arises, the Trust will have assets sufficient to satisfy this reimbursement obligation. Our Board of Trustees intends to conduct the Trust’s operations, with the advice of counsel, in such a way as to avoid, as far as practicable, the ultimate liability of the Trust’s shareholders. Our Board of Trustees does not intend to provide insurance covering such risks to the Trust’s shareholders.

Transfer Agent and Registrar

Computershare Investor Services acts as transfer agent, registrar and dividend reinvestment agent of the Trust’s common shares.

Trading Market

The Trust’s common shares currently trade on the NYSE under the symbol “UHT.”

Description of Debt Securities

The following description summarizes the material provisions of our debt securities. The debt securities are to be issued under an indenture to be entered into between us and a trustee that we will select (the “indenture”). The form of indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The particular terms of each series of debt securities that we may offer from time to time will be established in or under a resolution of our Board of Trustees and set forth in an officers’ certificate or a supplemental indenture, and in a form of debt security with respect to that series. We will file the executed indenture, such officers’ certificate or supplemental indenture and the form of debt security with the SEC. The prospectus supplement with respect to the series of debt securities we are offering will describe these particular terms and will indicate the extent to which the general terms described below may not apply to that series of debt securities. Whenever particular defined terms of the indenture, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

Our debt securities will be unsecured obligations of ours. The indenture does not limit the amount of debt securities that we may issue under the indenture. We may issue our debt securities at various times in different series, each of which may have different terms.

We expect that the prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

•	the title of the debt securities;
•	any limit on the amount of debt securities that we may offer;
•	the price at which we are offering our debt securities. We will usually express the price as a percentage of the principal amount;
•	the maturity date of our debt securities;
•

the interest rate per annum on our debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity;

•	the date from which interest on our debt securities will accrue;
•	the dates on which we will pay interest and the regular record dates for determining who is entitled to receive the interest;
•	if applicable, the dates on which or after which, and the prices at which, we are required to redeem our debt securities or have the option to redeem our debt securities;
•	if applicable, any limitations on our right to defease our obligations under our debt securities by depositing cash or securities;
•	the amount that we would be required to pay if the maturity of our debt securities is accelerated, if that amount is other than the principal amount;
•	any additional restrictive covenants or other material terms relating to our debt securities;

•	any additional events of default that will apply to our debt securities; and
•

if we will make payments on our debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

Conversion Rights

The terms, if any, on which debt securities of a series may be exchanged for or converted into common or preferred shares, debt securities of another series or other securities will be set forth in the prospectus supplement relating to the series. To protect our status as a REIT, a holder may not convert any debt security, and the debt security is not convertible by any holder, if as a result of the conversion any person would then be deemed to beneficially own, directly or indirectly, 9.9% or more of our common shares.

Payments on Debt Securities

We will make payments on our debt securities at the office or agency we will maintain for that purpose, which will be the corporate trust office of the trustee in New York, New York unless we indicate otherwise in the prospectus supplement, or at such other places and at the respective times and in the manner as we designate in the prospectus supplement.

Covenants

Unless we otherwise specify in the prospectus supplement, there are not any covenants in the indenture or our debt securities that would protect you against a highly leveraged or other transaction involving us that may adversely affect you as a holder of our debt securities. If there are provisions that offer such protection, they will be described in the prospectus supplement.

We may not consolidate or merge or sell or convey all or substantially all of our assets unless the surviving person, if it is not us, is a domestic person and assumes our obligations under our debt securities and the indenture and unless, under the indenture, there is no event of default (defined below) immediately after the transaction.

Any additional covenants that we agree to with respect to a series of the debt securities will be set forth in the applicable prospectus supplement.

Events of Default, Notice and Waiver

An event of default in respect of any series of our debt securities means:

(1)	our failure to pay any interest on that series within 30 days of when that interest is due;
(2)	our failure to pay any principal, sinking fund installment or analogous obligation on that series when due;
(3)

our failure to perform any other agreement in our debt securities of that series or the indenture, other than an agreement relating solely to another series of our debt securities, for 90 days after written notice of the breach or default;

(4)	acceleration of our indebtedness aggregating more than $5,000,000;
(5)	our failure to discharge any judgment of $5,000,000 or more within 60 days after the judgment becomes final and nonappealable; and
(6)	certain events of our bankruptcy, insolvency and reorganization.

If an event of default described in (1), (2) or (3) above (if the event of default under (3) above is with respect to less than all series of debt securities then outstanding) occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of a series may declare the principal and accrued interest, if any, of all securities of that series to be due and payable. If an event default described in (3) (if the event of default under (3) above is with respect to all series of securities then outstanding), (4) or (5) above occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal and accrued interest, if any, of all the outstanding debt securities to be due and payable.

Within 90 days after a default in respect of any series of our debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it in good faith determines that withholding is in the interest of such holders. The term “default” means, for this purpose, the happening of any event of default, disregarding any grace period or notice requirement.

Before the trustee is required to exercise rights under the indenture at the request, order or direction of holders, it is entitled to be indemnified by such holders, subject to its duty, during an event of default, to act with the required standard of care.

If any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series (with each series voting as a separate class) may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of that series.

We must file an annual certificate with the trustee that we are in compliance with the conditions and covenants under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, or the holders of a majority of all outstanding debt securities voting as a single class, on behalf of the holders of all outstanding debt securities, may waive certain past defaults or events of default, or compliance with certain provisions of the indenture, but may not waive among other things an uncured default in payment of interest or principal.

Modification or Amendment of the Indenture

If we receive the consent of the holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the trustee that would:

•	add, change or eliminate provisions in the indenture; or
•	change the rights of the holders of our debt securities.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of those holders:

•	change the final maturity;
•	reduce the principal amount or any premium;
•	reduce the interest rate or extend the time of payment of interest;
•	reduce any amount payable on redemption or provable in bankruptcy;
•	reduce the amount of the principal of an original issue discount security that would be payable on acceleration;

•	impair or affect the right of any holder to institute suit for payment;
•	change any right of the holder to require repayment; or
•	reduce the requirement for majority approval of supplemental indentures.

Satisfaction and Discharge of Indenture

The indenture, with respect to any and all series of debt securities (except for certain specified surviving obligations including, among other things, our obligation to pay the principal of or interest, if any, on any debt securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the payment in full of the principal of, and interest, if any, on all of the debt securities of that series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption, in accordance with the indenture.

Defeasance

The indenture includes provisions allowing defeasance that we may choose to apply to our debt securities of any series. If we do so, we must deposit with the trustee or another trustee money or U.S. government obligations (or combination thereof) sufficient to make all payments on those debt securities. If we make such a deposit with respect to your debt securities, we may elect:

•

to be discharged from all our obligations on our debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (“defeasance”); or

•	to be released from covenants with respect to our debt securities that we may specify in accordance with the indenture (“covenant defeasance”).

In order to exercise defeasance, we must deliver to the trustee an opinion of our counsel stating that we have received, or that there has been a publication of, an Internal Revenue Service ruling, or that there has been a change in applicable U.S. federal income tax law, and that as a result of such ruling or change in law, the holders of our debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred. In order to exercise covenant defeasance, we must deliver to the trustee an opinion of our counsel stating that the holders of our debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred. There are additional conditions to defeasance or covenant defeasance which are described in the indenture.

Governing Law and Consent to Jurisdiction

The indenture is and the debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The indenture contains certain limitations on the rights of the trustee should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us. However, if the trustee acquires any conflicting interest it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act.

The indenture provides that, in case an event of default should occur and be continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

Book-Entry System

Except as otherwise set forth in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more fully registered global securities which will be deposited with or on behalf of the Depository Trust Company (“DTC”), or the depositary, and will be registered in the name of DTC or its nominee. The global security may not be transferred except as a whole by a nominee of the depositary to the depositary or to another nominee of the depositary, or by the depositary or another nominee of the depositary to a successor of the depositary or a nominee of a successor to the depositary.

So long as the depositary or its nominee is the registered holder of a global security, the depositary or its nominee, as the case may be, will be the sole owner of the debt securities represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the indenture, and no global security representing debt securities shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if that beneficial owner is not a participant, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under such global security or the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing debt securities.

Each global security representing debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

•

the depositary notifies us that it is unwilling or unable to continue as the depositary for the global securities or we become aware that the depositary has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in any such case we fail to appoint a successor to the depositary within 90 calendar days;

•	we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or
•	an event of default has occurred and is continuing with respect to the debt securities under the indenture.

Upon any such exchange, the certificated notes will be registered in the names of the beneficial owners of the global security or securities representing debt securities, which names shall be provided by the depositary’s relevant participants to the trustee.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depositary include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC, and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s records. The ownership interest of each actual purchaser of each note represented by a global security, referred to as a “beneficial owner,” is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing debt securities will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for the debt securities is discontinued.

All global securities representing debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. to facilitate subsequent transfers. The deposit of global securities with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global securities representing the book-entry debt securities. The depositary’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global securities representing the debt securities. Under its usual procedures, the depositary mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date, identified in a listing attached to the omnibus proxy.

Principal, premium, if any, and/or interest, if any, payments on the global securities representing the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depositary is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of the depositary, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

If applicable, redemption notices shall be sent to DTC. If less than all of debt securities are being redeemed, the depositary’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner shall give notice of any option to elect to have its debt securities repaid by us, through its participant, to the trustee, and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the global security or securities representing such book-entry debt securities, on the depositary’s records, to the trustee. The requirement for physical delivery of book-entry debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry debt securities are transferred by direct participants on the depositary’s records.

The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed, authenticated and delivered.

The information in this section concerning the depositary and the depositary’s system has been obtained from sources that we believe to be reliable, but neither we nor the trustee takes any responsibility for the accuracy thereof.

United States Federal Income Tax Considerations

The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary is based on current law, is for general information only and is not tax advice. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

On March 27, 2020, legislation intended to support the economy during the COVID-19 pandemic, the CARES Act, was signed into law. The CARES Act made technical corrections, or temporary modifications, to certain provisions of the Internal Revenue Code. The individual and collective impact of the changes made by the CARES Act on REITs and their security holders are uncertain and may not become evident for some period of time. It is also possible additional legislation could be enacted in the future as a result of the COVID-19 pandemic which may affect the holders of our securities. Prospective investors should consult their tax advisors regarding the implications of the CARES Act on their investment.

This summary assumes that the securities offered by this prospectus are held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. The material United States federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders in light of their personal investment or tax circumstances, or to holders who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

•	banks, insurance companies or other financial institutions;
•	broker or dealers in securities or commodities;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	expatriates and certain former citizens or long-term residents of the United States;
•	except to the extent specifically discussed below, tax-exempt organizations;
•	retirement plans and tax-deferred accounts;
•	persons who are subject to the alternative minimum tax;
•	persons who hold their securities offered by this prospectus as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons deemed to sell their securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;
•	persons that are S-corporations, REITs, regulated investment companies, partnerships, trusts, estates or other pass-through entities;
•	persons who have a functional currency other than the United States dollar;
•	persons who hold our securities on behalf of other persons as nominees;
•	persons who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons who hold 10% or more (by vote or value) of our outstanding shares of beneficial interest;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons who indirectly own our securities through a controlled foreign corporation or a passive foreign investment company;
•	foreign governments and international organizations; or
•	except to the extent specifically discussed below, non-U.S. holders (as defined below).

Certain accrual method taxpayers are required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. This summary does not address the impact of those rules.

In addition, this discussion does not address any United States federal tax considerations other than income tax considerations (such as gift or estate tax) or any state, local or foreign tax consequences of ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

The information in this summary is based on:

•	the Internal Revenue Code;
•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;
•	the legislative history of the Internal Revenue Code;
•	current administrative interpretations and practices of the Internal Revenue Service; and
•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service that we qualify as a REIT, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

The summary below is for general information only and is not tax advice. You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the United States federal, state, local, foreign income and other tax consequences;
•	our election to be taxed as a REIT for United States federal income tax purposes; and
•	potential changes in applicable tax laws.

Taxation of the Trust

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1986. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1986. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of ownership of beneficial interest in the Trust. Accordingly, no assurance can be given that we have been organized and have operated or will continue to be organized and operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation of a REIT are highly technical and complex. The following sets forth only the material aspects of the sections of the Internal Revenue Code that govern the United States federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Norton Rose Fulbright US LLP has acted as our tax counsel in connection with the registration statement of which this prospectus is a part. Norton Rose Fulbright US LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1986, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. The opinion of Norton Rose Fulbright US LLP is expressly conditioned upon the accuracy of these and other assumptions and upon our representations, which Norton Rose Fulbright US LLP has not verified and will not verify. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification requirements imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results and the percentage of our gross income that we earn from specified sources, asset composition, distribution levels and diversity of ownership of beneficial interest in the Trust, the results of which have not been and will not be reviewed by Norton Rose Fulbright US LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the opinion will be expressed as of the date issued and the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Norton Rose Fulbright US LLP has no obligation to update its opinion subsequent to its date, and the opinion does not foreclose that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualifications. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “—Failure to Qualify.”

Provided we qualify for taxation as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to United States federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.

Even if we qualify to be taxed as a REIT, we will nonetheless be subject to United States federal tax in the following circumstances:

•	We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

•

If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election to treat the property as foreclosure property is in effect.

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We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification to be taxed as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than a de minimis failure of the 5% or 10% asset tests) or certain other requirements applicable to REITs, as described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”

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If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for such failure.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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Certain of our properties are owned partially through a “taxable REIT subsidiary.” To treat a subsidiary as a taxable REIT subsidiary, we and the subsidiary must make a joint election by filing a Form 8875 with the Internal Revenue Service. The earnings of our taxable REIT subsidiary will generally be subject to United States federal corporate income tax, but such earnings may include types of income that might otherwise jeopardize our REIT status if earned by us directly. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.
•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)	that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;
(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;
(5)	that is beneficially owned by 100 or more persons;
(6)

not more than 50% in value of the outstanding shares of which is owned, actually or constructively, by five or fewer individuals, including certain specified tax-exempt entities (described below), during the last half of each taxable year;

(7)	that meets other tests, described below, regarding the nature of its income and assets; and
(8)	that properly elects to be taxed as a REIT and such election has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6) the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy conditions (1) through (8) inclusive, during the relevant time periods. In addition, our declaration of trust provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See “—Failure to Qualify.” If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder’s tax return disclosing such record holder’s actual ownership of our shares and other information.

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Effect of Subsidiary Entities

Ownership of Interests in Partnerships and Limited Liability Companies

We own and operate one or more properties through partnerships and limited liability companies that are classified as partnerships for United States federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retains the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the United States federal income taxation of partnerships and their partners is included below in “—Tax Aspects of the Partnerships.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies that are classified as partnerships for United States federal income tax purposes and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is generally any corporation, other than a taxable REIT subsidiary (as described below) wholly owned by a REIT and for which a qualified REIT subsidiary election has been made. Other entities that are wholly owned by us, including any single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” Disregarded subsidiaries are not subject to U.S. federal corporate income tax, but they may be subject to state or local taxes in certain states.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries

In general, we have jointly elected, and may also in the future jointly elect, with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a taxable REIT subsidiary or other taxable corporation generally is subject to corporate income tax on its earnings. Such corporate income tax on taxable REIT subsidiaries or other corporations in which we hold an interest may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders.

We are not treated as holding the assets of a taxable REIT subsidiary or any other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of taxable REIT subsidiaries or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use taxable REIT subsidiaries or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income or to undertake activities that, if undertaken by us directly, could be treated as prohibited transactions.

The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Accordingly, if we lend money to a taxable REIT subsidiary, the taxable REIT subsidiary may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the taxable REIT subsidiary. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to conduct all of our transactions with our taxable REIT subsidiary on an arm’s-length basis.

For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•

First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain foreign currency gains, from (a) certain investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments; and

•

Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, discharge of indebtedness and certain foreign currency gains, from the real property investments described above, as well as other dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

•

We, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that also is our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of “rents from real property” as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

•

Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as “rents from real property;”

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We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test; and

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Leases must qualify as leases for United States federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement for United States federal income tax purposes. The determination of whether our leases are leases for United States federal income tax purposes depends on an analysis of all the surrounding facts and circumstances. While we believe that our current leases qualify as true leases for federal income tax purposes, there can be no assurance that the Internal Revenue Service will agree with this characterization.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax adviser, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Trust—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business (“Dealer Property”) by us, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. Whether property is Dealer Property depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as Dealer Property. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to conduct our activities so as not to generate prohibited transaction income. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property. Foreclosure property also includes certain qualified healthcare property acquired by a REIT as the result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease). In general, we may operate a qualified healthcare facility acquired in this manner through, and in certain circumstances may derive income from, an independent contractor for two years (or up to six years if extensions are granted). For purposes of this rule, a “qualified healthcare property” means a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider which is eligible for participation in the Medicare program with respect to such facility, along with any real property or personal property necessary or incidental to the use of any such facility.

We will generally be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Asset Tests

At the close of each calendar quarter of our taxable year, we also must satisfy several tests relating to the nature of our assets.

First, at least 75% of the value of our total assets generally must be represented by some combination of “real estate assets,” cash, cash items, United States government securities, and stock or debt instruments held for less than one year that are purchased with the proceeds from or offering of shares of our stock and certain long-term debt. For this purpose, real estate assets include interests in real property and stock of other corporations that qualify as REITs, as well as some kinds of mortgage-backed securities and mortgage loans, debt instruments issued by publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries and qualified REIT subsidiaries, and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries) other than those securities includible in the 75% asset test.

Fifth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Sixth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a nongovernmental entity, (5) any security (including debt securities) issued by another

REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for United States federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the Internal Revenue Service will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter such a failure would not cause us to lose our REIT qualification if (a) we satisfied the asset tests at the close of the preceding calendar quarter and (b) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (b) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the Internal Revenue Service with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and
•	90% of our after tax net income, if any, from foreclosure property; minus
•	the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing shareholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.

For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, subject to certain adjustments. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, our depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

The CARES Act increased the aforementioned limitation from 30% to 50% of adjusted taxable income, but only for tax years that begin in 2019 or 2020 and permitted an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year, with a pro-ration mechanism for short taxable years.

To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or, if possible, pay dividends consisting, in whole or in part, of our shares.

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our shareholders on December 31 of the year in which they are declared.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax on our taxable income at regular corporate tax rates. Distributions to our shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to our shareholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General

We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of the Trust—Asset Tests” and “—Taxation of the Trust—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for United States federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for United States federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for United States federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Partnership Audit

New rules apply to U.S. federal income tax audits of partnerships effective for taxable years beginning after December 31, 2017 that may require a partnership to pay taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit or in other tax proceedings, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level (often referred to as a “push out election”), subject to a higher rate of interest than otherwise would apply. Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit at the partnership level. If such partnerships make a push out election we could be required to bear the economic costs of taxes attributable to such audits and we may make deficiency distributions.

Taxation of Holders of Our Shares

The following summary describes certain of the United States federal income tax consequences of owning and disposing of our common shares.

Taxable U.S. Shareholders Generally

If you are a “U.S. holder,” as defined below, this section applies to you. Otherwise, the section entitled, “Non-U.S. Shareholders,” applies to you.

Definition of U.S. Holder

•	A “U.S. holder” is a beneficial holder of common shares or a beneficial holder of debt securities who is:
•	an individual citizen or resident of the United States;
•

a corporation or other entity taxable as a corporation for United States federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If any entity that is treated as a partnership for United States federal income tax purposes holds our shares of beneficial interest, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership are urged to consult their tax advisors about the United States federal income tax consequences of the acquisition, ownership and disposition of our shares of beneficial interest.

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate taxpayers generally may deduct 20% of dividends received from us, other than capital gain dividends or dividends treated as qualified dividend income, subject to certain limitations. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers.

To the extent that we make distributions on our shares in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at a 20% or 25% rate. See

“—Tax Rates” below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the United States federal corporate income tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains;
•	receive a credit or refund for the amount of tax deemed paid by it;
•	increase the adjusted basis of its shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
•

in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the U.S. holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Shares

If a U.S. holder sells or disposes of our common shares to a person other than us, it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the shares for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. All or a portion of any loss that a U.S. holder realizes on a taxable disposition of our shares may be disallowed if the U.S. holder makes a purchase of our shares within 30 days before or after the disposition. Capital losses generally are available only to offset capital gains of the U.S. holder except in the case of individuals, who may offset up to $3,000 of ordinary income each year.

If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the Internal Revenue Service. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You are urged to consult with your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemption of Our Shares

A redemption of our common shares will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,
•	results in a “complete termination” of the U.S. holder’s share ownership in the Trust, or
•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, shares, including common shares and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

If a redemption of our shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares, if any. If a U.S. holder owns no other shares, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption of our shares is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Shares.”

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is currently 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, and, therefore, will be subject to tax at ordinary income rates (generally, a maximum rate of 37%), except for (1) to the extent that certain holding requirements have been met, dividends attributable to dividends received by the REIT from taxable corporations (such as its taxable REIT subsidiaries), (2) dividends attributable to income that was subject to tax at the corporate/REIT level (for example, taxable income that the REIT retained and paid tax on in the prior taxable year), or (3) dividends properly designated by the REIT as “capital gain dividends.” In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Finally, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our shares of beneficial interest.

For taxable years beginning after December 31, 2017, and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Pursuant to recently finalized Treasury regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the U.S. holder must meet two holding period-related requirements. First, the U.S. holder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock become ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. holder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

The temporary 20% deduction for ordinary REIT dividends received by non-corporate taxpayers is not applicable for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax.

Backup Withholding

We report to our U.S. holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Non-U.S. Shareholders.”

Tax-Exempt Shareholders

Dividend income from us and gain arising upon a sale of our common shares generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from United States federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of shares contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our shares are publicly traded, we cannot guarantee that this will always be the case.

Tax-exempt holders are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of owning our shares.

Non-U.S. Shareholders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our common shares by non-U.S. holders. The term “non-U.S. holder” means a beneficial owner of a common share that is not a U.S. holder or a partnership (or entity or arrangement taxed as a partnership for United States federal income tax purposes). These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and United States foreign income tax laws on the acquisition, ownership, and disposition of our shares, including any reporting requirements.

Distributions Generally

Ordinary Dividends

Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to United States withholding tax at the rate of 30%, unless reduced or eliminated by treaty, unless the distribution is treated as effectively connected with a United States trade or business conducted by such non-U.S. holder and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption.

In general, non-U.S. holders will not be considered to be engaged in a United States trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. holder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a United States trade or business, the non-U.S. holder will generally be subject to United States federal income tax at graduated rates, in the same manner as United States holders are taxed with respect to such dividends. Such effectively connected income must generally be reported on a United States income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below under “—Dispositions of Our Shares.” However, such excess distributions may be treated as dividend income for certain non-U.S. holders. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our earnings and profits, we may withhold tax at a rate of 30% (unless reduced or eliminated by treaty) on the entire amount of any distribution. A non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends

Subject to the exceptions discussed below for 10% or smaller holders of classes of stock of a corporation that are regularly traded on an established securities market located in the United States and the special rules for “qualified shareholders” and “qualified foreign pension funds” discussed below, under Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of United States real property interest, whether or not we designate the distribution as a capital gain dividend, will be considered effectively connected with a United States trade or business of the non-U.S. holder and will be subject to United States income tax at the regular rates applicable to United States individuals or corporations, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as United States real property interest capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to United States real property interest capital gain if we held an interest in the underlying asset solely as a creditor.

Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than United States real property interests are not subject to United States federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s United States trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Notwithstanding the foregoing, a capital gain dividend that would otherwise have been treated as a United States real property interest capital gain will not be so treated or be subject to FIRPTA, and will generally not be treated as income that is effectively connected with a United States trade or business, but instead will be treated in the same manner as an ordinary dividend (see “—Distributions Generally”), if (1) the capital gain dividend is received with respect to a class of shares that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 10% of that class of shares at any time during the one-year period ending on the date on which the capital gain dividend is received.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders that may be qualified shareholders or qualified foreign pension funds should consult their own tax advisors regarding the application of these rules.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Dispositions of Our Shares

Gain recognized by a non-U.S. holder upon the sale or exchange of our common shares generally will not be subject to United States federal income taxation unless such shares constitutes a United States real property interest within the meaning of FIRPTA. Our shares will not constitute a United States real property interest so long as we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity. Even if we have been a domestically-controlled qualified investment entity, because our shares of beneficial interest are publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

In general, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to the 10% exception applicable to “regularly traded” shares described below), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of ours within 30 days after such ex-dividend date. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common shares.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our shares, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a United States real property interest if:

(1)	our shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as the NYSE; and
(2)

such non-U.S. holder owned, actually and constructively, 10% or less of our shares throughout the applicable testing period (the shorter of the period during which the non-U.S. holder held the stock and the five year period ending on the date of disposition).

If gain on the sale or exchange of our shares were subject to United States taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our shares are not then traded on an established securities market, the purchaser of the common shares would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our common shares exceed the holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our common shares may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Notwithstanding the foregoing, gain from the sale or exchange of our shares not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our shares is treated as effectively connected with the non-U.S. holder’s United States trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, in which case the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will incur a 30% tax on his or her net U.S. source capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See”— Taxable U.S. Shareholders Generally —Redemption of Our Shares.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Qualified shareholders and their owners may be subject to different rules, and should consult their own tax advisors regarding the application of such rules. In addition, all prospective investors should consult their tax advisors regarding these withholding provisions.

Backup Withholding Tax and Information Reporting

Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of shares made to a non-U.S. holder may be subject to information reporting and backup withholding unless such non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an Internal Revenue Service Form W-8BEN or W-8BEN-E, or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person. Payments of the proceeds from a disposition or a redemption of shares that occurs outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to the payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of shares by a non-U.S. holder made by or through the United States office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

Other Tax Considerations

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-U.S. entities unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or foreign entity that is not a financial institution otherwise qualifies for an exemption from these rules. Except to the extent otherwise provided in an applicable intergovernmental agreement between the United States and the relevant foreign government or an applicable exemption, if the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Prospective investors should consult their tax advisors regarding the application of

FATCA in their particular circumstances. Withholding under this legislation may apply with respect to certain types of passive income from sources within the United States, which include dividend income from our stock. However, FATCA withholding will not apply to amounts treated as effectively connected with the conduct of a trade or business within the United States or to distributions from a sale or other disposition of our stock.

State and Local Taxes

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our holders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the United States federal income tax consequences discussed above. In addition, a holder’s state and local tax treatment may not conform to the United States federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Legislative or Other Actions Affecting REITs

The present United States federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury, which review may result in statutory changes as well as revisions to regulations and interpretations. Changes to the United States federal tax laws and interpretations thereof could adversely affect an investment in our shares of beneficial interest.

Taxation of Holders of Our Debt Securities

The following summary describes certain United States federal income tax consequences of owning and disposing of our debt securities. This discussion is limited to holders of our debt securities who purchase the securities in the original offering of such securities. This discussion assumes the debt securities will be treated as debt for United States federal income tax purposes and would not be treated as a contingent payment debt obligation or otherwise provide for payments other than in respect of stated interest and principal. This discussion further assumed that the securities will be issued without original issue discount, sometimes referred to as “OID,” will be issued in United States dollars, and will not be redeemable or convertible into our shares. If one or more series of debt securities are issued with OID, or is redeemable or convertible, or otherwise is issued with terms inconsistent with these assumptions, the United States federal income tax consequences could differ from the following summary and a disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

Taxable U.S. Holders of Our Debt Securities

Stated Interest

U.S. holders generally must include interest on the debt securities in their United States federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for United States federal income tax purposes; or
•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for United States federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Debt Securities

Unless a nonrecognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss.

Payments attributable to accrued interest which have not yet been included in income will be taxed as ordinary interest income and subject to ordinary income rates (generally, a maximum rate of 37%). The maximum United States federal income tax rate on long-term capital gain on most capital assets held by an individual is currently 20%. The deductibility of capital losses is subject to limitations. In addition, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on interest income and certain other investment income, including capital gains from the sale or other disposition of our debt securities.

Information Reporting and Backup Withholding

Under Section 3406 of the Internal Revenue Code and the Treasury Regulations, backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain U.S. holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the Internal Revenue Service notifies us or our paying agent that the taxpayer identification number provided is incorrect;
•

the U.S. holder fails to report interest and dividend payments received on the U.S. holder’s tax return and the Internal Revenue Service notifies us or our paying agent that backup withholding is required; or

•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder provides the required information to the Internal Revenue Service on a timely basis. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the Internal Revenue Service and to holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some U.S. holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of the debt securities. The term “non-U.S. holder” means a beneficial owner of a debt security that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting shares;
•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code;
•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•

either (i) provides the appropriate certification as to the non-U.S. holder’s status; or (ii) the non-U.S. holder holds its debt securities through a “qualified intermediary” (within the meaning of the Treasury Regulations) and certain conditions are satisfied. A non-U.S. holder can generally meet the certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E, or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E before the payment of interest and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities

Non-U.S. holders generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•

the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable; or

•

the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or taxable disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or taxable disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

No backup withholding or information reporting will generally be required with respect to interest paid to non-U.S. holders of debt securities if the beneficial owner of the debt security provides the certification described above in “Non-U.S. Holders of Our Debt Securities—Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge or reason to know that the beneficial owner is a United States person.

Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a debt security effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a broker if it has certain connections to the United States.

Payment of the proceeds of any sale by a non-U.S. holder of a debt security effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the debt security provides the certification described above in “Non-U.S. Holders of Our Debt Securities—Payments of Interest” or otherwise establishes an exemption from back-up withholding.

Non-U.S. holder of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-U.S. holder under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

Foreign Account Tax Compliance Act

FATCA imposes United States withholding taxes on certain United States source payments made to “foreign financial institutions” and certain other non-U.S. entities. Under FATCA, the failure to comply with certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of interest to U.S. holders who own their debt securities through foreign accounts or foreign intermediaries and certain non-U.S. holders. FATCA imposes a 30% withholding tax on interest payments paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or foreign entity that is not a financial institution otherwise qualifies for an exemption from these rules. Except to the extent otherwise provided in an applicable intergovernmental agreement between the United States and the relevant foreign government or an applicable exemption, if the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Prospective investors should consult their tax advisors regarding the application of FATCA in their particular circumstances.

Selling Securityholders

Information about selling securityholders of the Trust, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

Plan of Distribution

We or any selling securityholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriting syndicates represented by one or more managing underwriters;
•	to or through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Trust’s common shares, which is currently listed on the NYSE. We currently intend to list any of the Trust’s common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of debt securities or preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby and tax matters will be passed upon for us by Norton Rose Fulbright US LLP, New York, New York.

Experts

The consolidated financial statements of Universal Health Realty Income Trust as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements refers to a change to the accounting for leases.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available at the SEC’s EDGAR website at http://www.sec.gov. Our SEC filings are also available at the offices of the NYSE, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060.

We also make available free of charge on or through our website, http://www.uhrit.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into, and are not otherwise a part of, this prospectus or the applicable prospectus supplement or incorporated into any other filing that we submit to the SEC.

Incorporation of Documents by Reference

This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) on or after the date of this prospectus but prior to the termination of any offering made under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and
•

the description of the Trust’s common shares contained in the Trust’s Current Report on Form 8-K, filed on August 13, 2009, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us in writing or by telephone at the following address or telephone number:

Universal Health Realty Income Trust

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

Attention: Chief Financial Officer

(610) 265-0688

Statement Concerning Limited Liability

The declaration of trust establishing Universal Health Realty Income Trust, dated August 5, 1986, a copy of which, together with all amendments thereto (the “Declaration”), is filed in The Office of The Department of Assessments and Taxation of The State of Maryland, provides that the name “Universal Health Realty Income Trust” refers to the trustees under the Declaration collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of the Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Trust. All persons dealing with the Trust, in any way, shall look only to the assets of the Trust for the payment of any sum or the performance of any obligation.

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